UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026	Darden Restaurants, Inc. Annual Meeting of Shareholders and Proxy Statement

Wednesday, September 23, 2026, 10:00 a.m., Eastern Time

Our Brands

August 10, 2026
Dear Shareholders:

On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2026 Annual Meeting of Shareholders of Darden Restaurants, Inc. We will hold the Annual Meeting on Wednesday, September 23, 2026, at 10:00 a.m., Eastern Time, online via the internet at www.virtualshareholdermeeting.com/DRI2026. All holders of our outstanding common shares as of the close of business on July 29, 2026, are entitled to vote at the meeting.

We will furnish proxy materials to shareholders via the internet, which allows us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

The notice of meeting and Proxy Statement contain important details about the business to be conducted at the Annual Meeting. Please read these documents carefully. We will provide an opportunity during the meeting for discussion of each item of business, and we anticipate responding to shareholder questions as described in this Proxy Statement. If you will need special assistance during the meeting because of a disability, please contact Lindsay L. Koren, Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837, phone (407) 245-6789.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to the proxy card or Notice of Availability of Proxy Materials for more information on how to vote your shares at the meeting.

Your vote is important. Thank you for your support.

Sincerely, Cynthia T. Jamison Chair of the Board of Directors

Notice of 2026 Annual
Meeting of Shareholders

To be held on September 23, 2026

Date and Time: Wednesday, September 23, 2026 10:00 a.m., Eastern Time	Place: Online, via the internet at www.virtualshareholdermeeting.com/DRI2026	Record Date: Wednesday, July 29, 2026

Items of Business	How to Vote

Item 1. To elect as directors the nine named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

Item 2. To obtain non-binding advisory approval of the Company’s executive compensation.

Item 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 30, 2027.

Item 4.  To vote on a shareholder proposal requesting the Company's Board of Directors to adopt a policy to review and disclose findings when a director receives less than 80% support in an uncontested election.

Item 5. To transact such other business, if any, as may properly come before the meeting and any adjournment.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 23, 2026: The accompanying Proxy Statement and our 2026 Annual Report on Form 10-K are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com. On August 10, 2026, we mailed a Notice of Internet Availability of Proxy Materials to certain shareholders containing instructions for voting online and for requesting a paper copy of the Proxy Statement and 2026 Annual Report on Form 10-K.

	Internet Vote by going to the website shown on your proxy card or Notice of Availability of Proxy Materials and following the instructions for internet voting set forth on such proxy card or Notice	Mail Vote by completing, signing, dating, and returning the proxy card
Telephone Vote by telephone at the number shown on your proxy card and following the instructions on such proxy card (if you reside in the United States or Canada)

During the Meeting

Shareholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

Who Can Vote
You can vote during the Annual Meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 29, 2026.
Date of Mailing
This Notice of the Annual Meeting of Shareholders and the Proxy Statement are first being distributed or otherwise furnished to shareholders on or about August 10, 2026.
By Order of the Board of Directors
	Lindsay L. Koren Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary	DARDEN RESTAURANTS, INC. 1000 Darden Center Drive Orlando, Florida 32837

AUDIT COMMITTEE REPORT	89

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	90
Fees	90
Pre-Approval Policy	90

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	92

OTHER BUSINESS	98

SOLICITATION OF PROXIES	98

HOUSEHOLDING OF MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS	98

Delinquent Section 16(a) Reports	99

AVAILABILITY OF ANNUAL REPORT TO SHAREHOLDERS	100

Your Vote is Important!	101

APPENDIX A — GLOSSARY OF TERMS	A-1

Proxy Statement for Annual Meeting of Shareholders to be held on September 23, 2026

The Board of Directors (the Board) of Darden Restaurants, Inc. (Darden, the Company, we, us, or our) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on September 23, 2026 (the Annual Meeting). This Proxy Statement summarizes information concerning the matters to be presented at the Annual Meeting and related information that will help you make an informed vote at the meeting. This Proxy Statement and the proxy card are first being distributed or otherwise furnished to shareholders on or about August 10, 2026. Capitalized terms used in this Proxy Statement that are not otherwise defined are defined in Appendix A to this document.

Proxy Statement Summary

This summary highlights certain information discussed in more detail in this Proxy Statement.

2026 Annual Meeting of Shareholders

Date & Time:	Wednesday, September 23, 2026, 10:00 a.m., E.T.

Location:	Online, via the internet at www.virtualshareholdermeeting.com/DRI2026

Matters Presented for Vote at the Meeting

The matters to be voted upon at this meeting, along with the Board’s recommendation, are set forth below.

Proposals	Required Approval	Board Recommendation		Page Reference

Proposal 1. Election of Nine Directors from the Following Nominees:

- M. Shân Atkins

- Ricardo Cardenas

- Juliana L. Chugg

- James P. Fogarty

- Cynthia T. Jamison

- Daryl A. Kenningham

- William S. Simon

- Charles M. Sonsteby

- Timothy J. Wilmott

	Majority of Votes Cast	✓	For Each Nominee	p. 22
Proposal 2. Advisory Approval of the Company’s Executive Compensation	Majority of Votes Cast	✓	For	p. 30
Proposal 3. Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending May 30, 2027	Majority of Votes Cast	✓	For	p. 31

Proposal 4. Shareholder Proposal Requesting the Company’s Board of Directors to Adopt a Policy for Review and Disclosure of Findings for Directors Receiving Less Than 80% Support in an Uncontested Election

	Majority of Votes Cast	×	Against	p. 32

2026 Proxy Statement 1

About Darden

Darden is a full-service restaurant company, and as of May 31, 2026, we owned and operated 2,202 restaurants through subsidiaries in the United States under the Olive Garden®, LongHorn Steakhouse®, Yard House®, Ruth's Chris Steak House®, Cheddar's Scratch Kitchen®, The Capital Grille®, Chuy's®, Seasons 52®, Eddie V’s Prime Seafood®, Bahama Breeze®, and The Capital Burger® trademarks. As of May 31, 2026, we also had 167 restaurants operated by independent third parties pursuant to area development and franchise agreements, four restaurants operating under contractual agreements, and one restaurant we jointly own with a third party and operate independently.

Strategy Summary

Throughout fiscal 2026, our operating philosophy remained focused on strengthening the core operational fundamentals of our business by providing an outstanding guest experience rooted in culinary innovation, attentive service, and an engaging atmosphere enabled by our people. Darden enables each brand to reach its full potential by leveraging our scale, insights, and experience in a way that protects our uniqueness and competitive advantages.

We manage our business organized around One Core Mission and One Driving Philosophy:

DARDEN

A Full-Service Restaurant Company

1 **Mission**

9 **Iconic Brands**

Olive Garden Italian Kitchen • LongHorn Steakhouse • Yard House • Ruth's Chris Steak House • Cheddar's Scratch Kitchen • The Capital Grille • Chuy's • Seasons 52 Fresh Grill | Wine Bar • Eddie V's Prime Seafood

1 **Driving Philosophy**

Brilliant with the Basics

Culinary Innovation & Execution • Attentive Service • Engaging Atmosphere • Enabled by Our People

4 **Darden Competitive Advantages**

"The greatest edge we have on our competitors is the quality of our employees reflected each day in the job they do."
— Bill Darden

2 Darden Restaurants, Inc.

Key Fiscal 2026 Performance Highlights

Fiscal 2026 was another successful year for Darden. For the first time in our history, we surpassed $13 billion in total sales, an achievement that reflects our team's disciplined execution of our Brilliant with the Basics operating philosophy and our commitment to our mission: "Be financially successful through great people consistently delivering outstanding food, drinks, and service in an inviting atmosphere making every guest loyal."

This was a particularly strong year for our three largest brands, Olive Garden, LongHorn Steakhouse, and Yard House, marking the fifth consecutive year that all three brands delivered positive same-restaurant sales.

Our performance is grounded in our proven strategy and supported by our four competitive advantages of Significant Scale, Extensive Data & Insights, Rigorous Strategic Planning, and the Quality of Our Employees. We believe these advantages position us well to navigate a dynamic operating environment while continuing to deliver sustainable growth.

We remain committed to leveraging these strengths and our strong financial position to make disciplined, long-term investments in our business. As we enter fiscal 2027, we are focused on growing our brands, continuing to invest in our team members, delivering exceptional guest experiences, and operating responsibly in the communities where we serve, all while executing our winning strategy and advancing our mission.

We ended fiscal 2026 with the following key financial results:

Achieved record total sales of $13.2B

$10.44 Diluted net earnings per share (EPS)

$1.2B Net earnings from continuing operations

$1.9B Net cash from operations
Key People and Impact Highlights

We continued to invest in our greatest asset, our team members, in many ways including:

Offering a compelling employment proposition: During fiscal 2026, on average, our hourly restaurant team members earned more than $24 an hour, inclusive of income earned through tips.

In fiscal 2026, we continued our Fast Fluency restaurant team member program, first introduced in fiscal 2023, which offers our team members the chance to learn English for free.

The Darden Foundation continued the Next Course Scholarship program to help the children or dependents of Darden team members reach their educational goals. For fiscal 2026, more than 93 children or dependents of Darden team members were awarded scholarships worth $3,000 each.

In fiscal 2026, we continued to serve communities where our team members and guests live and work:

•
We awarded approximately $11 million in grants through the Darden Restaurants, Inc. Foundation (the Darden Foundation) to national organizations and local non-profit organizations, including Second Harvest Food Bank of Central Florida and the Heart of Florida United Way.
•
Continuing our commitment to fighting hunger, we awarded another $2 million grant to Feeding America through the Darden Foundation to provide refrigerated trucks to increase access to nutritious food and address transportation needs at food banks that are under-resourced and serve communities with high percentages of food insecurity. This most recent donation marks a total of $22.3
$1.4B Cash returned to shareholders through dividends and share repurchases

4.5% Same-restaurant sales (SRS) growth(1)

43 Net new restaurants opened
(1) Annual SRS is a 52-week metric and excludes Chuy's and Bahama Breeze

2026 Proxy Statement 3

million that the Company and the Darden Foundation have contributed to Feeding America since 2010.
•
Through our Darden Harvest program, we donated six million pounds of food, the equivalent of five million meals, for people in need in the communities we serve.

4 Darden Restaurants, Inc.

Director Highlights

Our Directors

			Committee Memberships
Nominees for Election at 2026 Meeting and Primary Occupation	Age	Director Since	A	C	F	N
MARGARET SHÂN ATKINS Retired Co-Founder and Managing Director, Chetrum Capital LLC	69	2014	●			
RICARDO CARDENAS President and Chief Executive Officer, Darden Restaurants, Inc.	58	2022
JULIANA L. CHUGG Retired Executive Vice President and Chief Brand Officer, Mattel, Inc.	58	2022				●
JAMES P. FOGARTY CEO, FULLBEAUTY Brands, Inc.	58	2014			●	
CYNTHIA T. JAMISON, Chair of the Board Retired turnaround CFO	66	2014
DARYL A. KENNINGHAM Chief Executive Officer, Group 1 Automotive, Inc.	62	2024		
WILLIAM S. SIMON Senior Advisor to KKR & Co.	66	2014		
CHARLES M. SONSTEBY Retired Vice Chairman, The Michaels Companies, Inc.	72	2014				
TIMOTHY J. WILMOTT Retired Chief Executive Officer, Penn National Gaming, Inc.	68	2018		●	

A = Audit C = Compensation F = Finance N = Nominating and Governance ● = Chair  = Member

2026 Proxy Statement 5

Nominee Highlights

DIRECTOR AGE

3	1	5
50-59 YEARS	**60-65 YEARS**	**66+ YEARS**

64 YEARS
AVERAGE AGE

9 YEARS
AVERAGE TENURE

9 Nominees

Each of our nine director nominees is committed to our core values (integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork, and excellence). We seek directors who have an inquisitive and objective perspective, practical wisdom, mature judgment, and a wide range of experience in the business world, all of which we believe will foster diversity of thought. When filling a board vacancy, the initial candidate pool, including any pool developed by a search firm, will include candidates with a range of backgrounds, experiences, and perspectives.

6 Darden Restaurants, Inc.

Corporate Governance Highlights

Our Board seeks to maintain the highest standards of corporate governance and ethical business conduct, including the following highlights:

• Our current Board Chair is an independent director and eight of our nine director nominees are independent;	• The Board met in executive session at each of its quarterly meetings during fiscal 2026;

• All directors are elected annually and we have a majority vote standard for uncontested elections;	• Directors and executive officers are subject to robust stock ownership requirements;

• All Board committees are composed of only independent directors;	• 10 percent of shareholders can call a special meeting; and

• The Board and committees conduct annual self-assessments;	• We have no supermajority voting requirements.

Executive Compensation Highlights

Our fiscal 2026 compensation programs were designed to create a strong alignment between pay and performance for our executives. Highlights of our executive compensation programs include:

• At the Company’s 2025 Annual Meeting, approximately 96.12 percent of the votes cast were in favor of the advisory vote to approve executive compensation; and	• Over 90 percent of our CEO’s and 77 percent of our other Named Executive Officers’ (NEOs) target total direct compensation for fiscal 2026 was tied to performance.

We have included a detailed Executive Summary in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Sustainability Highlights

We are committed to protecting our planet for future generations and sourcing food with care.

Protecting our Planet	With more than 2,200 restaurant locations, we view conservation efforts at our restaurants as the first line of action in managing climate risks and resource volatility.

We track and report to our management and the Board on the following metrics annually:

➢ Climate – Greenhouse Gas (GHG) Emissions (Scope 1 & 2)

➢ Energy – Average Usage per Restaurant

➢ Water – Average Usage per Restaurant

➢ Waste – Recycling Rate

We are committed to providing disclosure to our shareholders on these and other sustainability metrics. We disclose these metrics on our corporate website, www.darden.com, and we include GHG emissions disclosure in our annual report on Form 10-K and in our annual Impact Report, which is downloadable from the Our Impact section of our website at www.darden.com.

2026 Proxy Statement 7

Climate Risk Evaluation and Management

We assess climate-related risks and environmental impacts across our operations and supply chain through diligent risk assessments, transparent disclosures, and collaborative engagement with suppliers and other stakeholders.

We have increased the robustness of assessments and the disclosure of environmental metrics as follows:

•
Deforestation Risk Assessment:
o
Following a broad deforestation risk assessment in fiscal 2023, we conducted a deeper review in fiscal 2024 of beef, one of our higher deforestation-risk commodities. Based on that review, we found that 97% of our beef supply was raised in areas with no deforestation risk.
o
In fiscal 2025, we expanded our assessment to additional commodity categories, including pork, chicken, and aquaculture seafood. This work included tracing feed sourcing across key supply chains and indicated that most feed inputs were sourced locally or regionally, resulting in lower deforestation risk, or were supported by third-party certifications.
o
In fiscal 2026, we further expanded our deforestation assessment to evaluate palm oil used in products we purchase. Because direct palm oil purchases represent a limited portion of our portfolio, this assessment required us to review available information across multiple tiers of our supply chain to identify, where possible, the regions from which such palm oil was sourced and whether relevant palm oil suppliers maintained third-party certifications. Based on the supplier information made available to us, we were able to determine that a majority of the palm oil supply by volume reflected in the information reviewed was sourced from regions considered to be lower risk and/or was supported by reputable third-party certifications, such as certifications from the Roundtable on Sustainable Palm Oil. As appropriate, we may continue to evaluate supplier-provided information on this topic if and when such information is made available to us.
•
Enhanced Environmental Metrics Disclosure: We have aligned our environmental disclosures for energy, water, waste, and GHG emissions with the Sustainability Accounting Standards Board (SASB) framework for the Food and Beverage Sector and included those metrics in our annual Impact Report.
•
Timelier GHG Emissions Reporting: We have accelerated our GHG emissions reporting process, including independent third-party verification, to eliminate the previous one-year reporting lag and align disclosure to the same calendar as our financial reporting.
•
Collaboration and Impact Measurement: We continuously collaborate with our suppliers, industry peers, and industry partners to support the development of systems necessary to measure more accurately the environmental impact of our supply chain.

The outcomes from the progress we are making will inform strategy and action in the areas of energy, GHG emissions, waste, and water for Darden’s operations and our supply chain. Environmental disclosures are reported in our annual Impact Report, which is downloadable from the Our Impact section of our website at www.darden.com.

8 Darden Restaurants, Inc.

Sourcing Food with Care

We lead in food safety and quality while also caring for farm animals and holding our suppliers to our Food Principles. We know that where our ingredients come from and how they are grown are integral elements in the recipe for preparing great food for our guests. Darden’s Food Principles are our foundation for sourcing food for our guests sustainably.

We take animal welfare very seriously. A key tenet of our approach is to work with protein suppliers who are committed to the improvement of animal welfare. We have a responsibility to ensure that animals are treated with respect and care in the process of providing nutritious food that is served in our restaurants. Our Animal Welfare Policy defines Darden’s position and outlines our approach and strategy in this area.

In 2019, we established an Animal Welfare Council, which unites a cross-functional group of leaders in our Total Quality, Sustainability, Communications, Government Relations, Legal, and Supply Chain departments, leading animal welfare academics, and thought leaders with expertise in the care of animals in food supply chains. This group supports Darden in our continued efforts to improve animal welfare outcomes and has crafted a framework and process for working with protein suppliers on key welfare areas defined within our Animal Welfare Policy.

In fiscal 2024, we launched a two-year pilot project, developed by our Animal Welfare Council, to work with a majority of our poultry suppliers to identify, collect, and evaluate key welfare indicators (KWIs) that reflect the health of the environment in which broiler chickens live, their quality of nutrition, and level of care from hatch to processing. The KWIs we identified for this pilot program are: footpad scoring, leg bruising, broken or dislocated wings, dead on arrivals, acceptable bird placement, method of stunning, stun effectiveness, knife effectiveness, and postmortem inspection. In fiscal 2025, data collected through the pilot was reviewed and analyzed by leading welfare and sustainability experts to help identify opportunities to support improved farm management practices among our broiler chicken partners. In fiscal 2026, we completed the pilot, and using the information gathered, we are working to establish a baseline and data collection process to support continued collaboration with our suppliers and measurement of outcomes-based KWIs.

Additional measures we take to ensure best practices in our food sourcing include:

➢	Requiring third-party audits to ensure that our Animal Welfare Policy is upheld by suppliers producing our animal products.

➢	Managing our suppliers by:

•
Conducting rigorous evaluations to verify food safety procedures and product quality.
•
Requiring compliance with our Supplier Code of Conduct.
•
Assigning our Total Quality team and third-party partners to perform ongoing supplier audits every year to ensure food safety and product quality.

➢	Training restaurant leaders on our robust food safety and restaurant cleanliness practices and conducting in-depth walk-throughs twice each day.

➢	We use a third-party partner to conduct quarterly inspections at every restaurant to validate our strict food safety protocols.

Please visit the Our Impact section of our website at www.darden.com for updates on our animal welfare efforts and to review our Food Principles and Animal Welfare Policy.

2026 Proxy Statement 9

Human Capital Highlights

Our History Shapes Our Commitment

At Darden, everyone is welcome to a seat at our table.

When our founder Bill Darden opened his first restaurant in 1938, he built the Company around a simple principle: provide opportunities to individuals who were willing to work hard, work smart, and grow with the Company – without regard to race, gender, or background. We continue to embrace Bill Darden's legacy by prioritizing our team members, who are central to our success and an important competitive advantage. To support this commitment, we execute a People Strategy centered on four strategic imperatives: Hire, Train, Reward, and Retain.

HIRE	TRAIN	REWARD	RETAIN

✓ Attract team members who best serve our guests and the communities in which we operate ✓ Track a variety of statistics to help us better understand our workforce	✓ Invest in our team members' careers by providing tools for personal and professional growth ✓ Deliver tailored development solutions based on identified needs

✓ Deliver a total rewards value proposition that supports talent attraction and retention

✓ Invest in compelling programs that recognize team members when goals are achieved and further motivate our culture of winning

✓ Foster an environment of respect and inclusion ✓ Leverage engagement surveys to improve culture and engagement

We track and assess a variety of human capital metrics to evaluate our progress against these imperatives. The Board reviews and evaluates the Company's human capital metrics, strategic objectives, and other workforce-related initiatives as part of its oversight of our People Strategy. In fiscal 2026, our People Strategy supported the promotion of 1,374 hourly restaurant team members into management positions. We also promoted 329 General Managers/Managing Partners and 26 Directors of Operations from within the Company during fiscal 2026.

10 Darden Restaurants, Inc.

Additional highlights of the composition of our team are set forth below:

Our Team (as of year-end fiscal 2026 unless otherwise indicated)

75%
of **Sr Director / Director** positions were filled by current team members

100%
of **General Manager / Managing Partner** positions were filled by current team members

100%
of **Director of Operations** positions were filled by current team members

We employ
5
generations

Our **Executive Leadership** has an average of over **20** years with Darden

Consistent with our core values of respect, caring, and teamwork, we have established programs to support our team members when they may need it most. One such program is the Darden At Your Service (D.A.Y.S.) program, a free, confidential benefit designed to support team members and their families as they navigate life's challenges.

Key features of the D.A.Y.S. program include mental health counseling for team members and their families, including a helpline that is available 24 hours a day, seven days a week that connects participants with a licensed clinician. The program also provides up to eight in-person or virtual therapy sessions per issue, per year, and up to eight weeks of text-based therapy with a licensed counselor per issue, per year. In addition, D.A.Y.S. offers professional referrals for work-related needs or personal needs, such as child or elder care, adoption, home repair, and personal health and wellness. Based on available participation data for fiscal 2026, participation in the D.A.Y.S. program ranged from approximately 18% to 20% of our team members.

We believe our continued focus on hiring, training, rewarding, and retaining talented team members strengthens our culture, supports operational excellence, and enhances the guest experience. We remain committed to investing in our team members and maintaining a workplace where they have opportunities to grow, contribute, and succeed.

2026 Proxy Statement 11

Corporate Governance and Board Administration

Commitment to the Highest Standards of Corporate Governance and Ethical Business Conduct

Corporate governance guidelines, policies, and practices are the foundation for the effective and ethical governance of all public companies. Our Board is committed to the highest standards of corporate governance and ethical business conduct, including providing accurate information with transparency and complying fully with the laws and regulations applicable to our business. The Company’s corporate governance structure is designed to ensure that the Company’s policies and practices are aligned with shareholder interests and corporate governance best practices. Executive management supports the Board’s commitment to transparency through ongoing shareholder outreach efforts, including opportunities for shareholders to engage in dialogue with us on our corporate governance practices and discuss other areas of interest or concern. Our corporate governance practices are governed by our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Board committee charters, Shareholder Communication Procedures, Codes of Business Conduct and Ethics, and Insider Trading Policy. You can access these documents at www.darden.com under Investors — Governance to learn more about the framework for our corporate governance practices. Copies are also available in print, free of charge, to any shareholder upon written request addressed to our Corporate Secretary.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that specifically address the Company’s key governance practices and policies. The Nominating and Governance Committee of the Board oversees governance issues and recommends changes to the Company’s governance guidelines, policies, and practices as appropriate. Our Corporate Governance Guidelines cover many important topics, including:

•
Director responsibilities;
•
Director qualification standards;
•
Director independence;
•
Director access to senior management and independent advisors;
•
Director compensation;
•
Director orientation and continuing education;
•
Codes of Business Conduct and Ethics;
•
Risk oversight;
•
Related party transactions;
•
Approval of CEO and senior management succession plans;
•
Annual compensation review of CEO and executive officers;
•
Human capital management and risks related thereto;

12 Darden Restaurants, Inc.

•
An annual evaluation in executive session of the CEO by the independent directors, led by the Chair of the Compensation Committee; and
•
An annual performance evaluation of the Board and each of the Board committees, and an even more in-depth performance evaluation of the Board led by an outside consultant no less often than every two years.

The Corporate Governance Guidelines also include policies on certain subjects, including those that:

•
Require meetings at least four times annually of the independent directors in executive session without our CEO or other members of management present;
•
Require a letter of resignation from directors upon a significant change in their personal circumstances, including a change in or termination of their principal job responsibilities;
•
Limit the number of other public company boards, in addition to Darden, on which directors may serve to not more than four, except when the full Board determines that special circumstances exist;
•
Provide that no member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies, including the Company;
•
Require the Nominating and Governance Committee to annually review each directors’ time commitments, considering other public company board memberships and leadership roles, including service as chair of the board, lead independent director, or other equivalent role of any public company, before recommending directors for election to the Board, and to conduct individual evaluations of the time commitments of members who serve on four or more total public company boards; and
•
Provide a mandatory retirement age for directors.

Director Independence

Our Corporate Governance Guidelines require that at least two-thirds of the Board be independent directors, as defined under the rules (the NYSE Rules) of the New York Stock Exchange (NYSE). The NYSE Rules and Rule 10A-3 under the Exchange Act include the additional requirements that members of the Audit Committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than their director compensation and may not be affiliated with the Company or its subsidiaries. The NYSE Rules and Rule 10C-1 under the Exchange Act provide that when determining the independence of members of the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with Compensation Committee duties, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory, or other compensatory fees paid by the Company, and whether any Compensation Committee member is affiliated with the Company or any of its subsidiaries or affiliates. Compliance by Audit Committee members and Compensation Committee members with these requirements is separately assessed by the Board.

The Board has reviewed, considered, and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether each director meets the independence requirements of the applicable sections of the NYSE Rules (there are no nominees for election as directors at the Annual Meeting who are not current directors). The Board has affirmatively determined that, other than Mr. Cardenas, who is employed by the Company, eight of the nine nominees (Mmes. Atkins, Chugg, and Jamison and Messrs. Fogarty, Kenningham, Simon, Sonsteby, and Wilmott) have no direct or indirect material relationship with the Company (other than their

2026 Proxy Statement 13

service as directors) and qualify as independent under the NYSE Rules. The Board has also affirmatively determined that each member of the Audit Committee and the Compensation Committee meets the applicable requirements of the NYSE Rules and the Exchange Act.

In making independence determinations, the Board considers that in the ordinary course of business, transactions may occur between the Company, including its subsidiaries, and entities with which some of our directors are or have been affiliated. The Board has concluded that any such transactions were immaterial in fiscal 2026.

Related Party Transactions

The Company’s Corporate Governance Guidelines include a policy pertaining to related party transactions in which Interested Transactions with a Related Party, as those terms are defined below, are prohibited without prior approval of the Board. The Nominating and Governance Committee will review the material facts of a proposed transaction and make a recommendation to the Board, and the Board, after reviewing the material facts of the proposed transaction, will either approve or disapprove of the transaction. In making its determination, the Board considers whether the Interested Transaction is in, or not inconsistent with, the best interests of the Company and its shareholders and whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the Related Party’s interest in the transaction. A director may not participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except to provide all material information as requested. Only those directors who meet the requirements for designation as a “qualified director” under the Florida Business Corporation Act will participate in the approval of an Interested Transaction. If an Interested Transaction will be ongoing, the Board may establish guidelines for the Company’s management to follow in its dealings with the Related Party.

An “Interested Transaction” as defined in the policy is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which (i) the amount involved exceeds $120,000 in any fiscal year, (ii) the Company is a participant, and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity), but does not include any salary or compensation paid by the Company to a director or for the employment of an executive officer that is required to be reported in the Company’s proxy statement (or that would have been so reported if the executive officer was a “named executive officer” as that term is defined in the rules of the SEC).

A “Related Party” as defined in the policy is any (i) person who is or was since the beginning of the last fiscal year an executive officer, director, or nominee for election as a director of the Company, (ii) beneficial owner of more than five percent of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

An “immediate family member” as defined in the policy is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person in question and any person (other than a tenant or employee) sharing the household of the person in question.

There are no Interested Transactions or related party transactions or relationships required to be reported in this Proxy Statement under Item 404 of the SEC’s Regulation S-K.

14 Darden Restaurants, Inc.

Director Election Governance Practices

We do not have a “classified board” or other system where directors’ terms are staggered; instead, our full Board is elected annually. The Company’s Bylaws provide that in an uncontested election, each director will be elected by a majority of the votes cast; provided that, if the election is contested, the directors will be elected by a plurality of the votes cast. In an uncontested election, if a nominee for director who is a director at the time of election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board and remain a director until the Board appoints an individual to fill the office held by such director.

The Nominating and Governance Committee will recommend to the Board whether to accept or reject the tendered resignation or whether other action should be taken. The Board is required to act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision and the rationale within 90 days from the date of certification of the election results. If a director’s resignation is not accepted by the Board, such director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the vacancy or decrease the size of the Board. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver to our Corporate Secretary a written agreement that he or she will abide by these requirements.

Under our Bylaws, the Board will consist of not less than three nor more than fifteen members as determined from time to time by resolution of the Board. The Board currently consists of nine members, all of whom have agreed to stand for re-election at the 2026 Annual Meeting.

Board Leadership Structure

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chair and the CEO in a way that it considers to be in the best interests of the Company and our shareholders. The Company’s Corporate Governance Guidelines provide that the positions of Chair of the Board and CEO may, in the judgment of the Board, be combined, and if the Chair position is held by the CEO or another non-independent director, then the independent directors will choose a Lead Independent Director from among the independent directors. The Board believes that the decision as to whether the same person should serve in the roles of Chair and CEO should be made by the Board, from time to time, in its business judgment after considering the relevant factors, including the specific needs of the business and the best interests of the shareholders.

The Board believes that separating the roles of CEO and Chair is the proper structure for our Company at this time. In September 2023, Ms. Jamison, an independent director, was elected to serve as Chair of the Board. As Chair, Ms. Jamison brings governance experience, including service as an independent chair of other public company boards, deep knowledge of our financial reporting and risk oversight processes from serving as the Chair of our Audit Committee for eight years, as well as independent oversight and expertise from outside the Company and industry. Our President and CEO, Mr. Cardenas, brings a long history of Company management experience in areas including finance, operations, strategy, and prior service as Chief Financial Officer of the Company.

2026 Proxy Statement 15

The Company’s Corporate Governance Guidelines provide that the Chair will preside at meetings of the Board, except that when the Chair and CEO roles are combined, the Lead Independent Director will preside at the Board’s executive sessions of independent directors. The Chair or, when the Chair and CEO roles are combined, the Lead Independent Director, approves Board meeting agendas, including approving meeting schedules to assure that there is sufficient time for discussion of all agenda items and other information sent to the Board, advises the committee chairs with respect to agendas and information needs relating to committee meetings, serves as liaison between the CEO and the independent directors, has the authority to call meetings of the independent directors as he or she deems appropriate, and is available for consultation and direct communications if requested by major shareholders. The Chair and the Lead Independent Director, as applicable, will perform other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities. The independent directors may meet without management present at any other times as determined by the Chair or, when the Chair and CEO roles are combined, the Lead Independent Director.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s People Strategy in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior leadership level. Annually, the CEO provides the Board with an assessment of senior executives and their potential to succeed him and an assessment of persons considered successors to senior executives. The Nominating and Governance Committee also recommends policies regarding succession in the event of an emergency impacting the CEO or the planned retirement of the CEO. Strong potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board reviews and evaluates human capital metrics, strategic objectives, and other initiatives with respect to the overall workforce, including talent acquisition, development, and workforce composition.

Director Education

To foster our value of "always learning – always teaching," our Corporate Governance Guidelines encourage ongoing director education. Upon initial election to the Board of Directors, the Company’s management provides a comprehensive orientation program, including materials and briefing sessions, to educate new directors about the Company’s business and other matters relevant to their responsibilities and duties. Directors may also participate in external continuing education programs of their own selection at the Company’s expense. In addition, the Board receives regular updates from management and external experts regarding new developments in corporate governance, legal and regulatory matters, or other relevant topics from time to time.

16 Darden Restaurants, Inc.

Board Role in Oversight of Risk Management

Full Board

The ultimate responsibility for risk oversight rests with the Board. The Board assesses major risks facing the Company and reviews options for their mitigation. Each Committee of the Board reviews the policies and practices developed and implemented by management to assess and manage risks relevant to the Committee’s responsibilities and reports to the full Board on the results of its discussions.

Audit Committee	Compensation Committee	Finance Committee	Nominating and Governance Committee

Oversees the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and significant financial risk exposures, and the steps management has taken to monitor, mitigate, and report those exposures. In addition to its other duties, the Audit Committee oversees the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s Codes of Business Conduct and Ethics. The Audit Committee also oversees and discusses with management the Company’s enterprise risk management (ERM) process and the comprehensive assessment of key strategic financial, operational, and regulatory risks identified by management, including cybersecurity and data protection risks. The Audit Committee discusses ERM with the full Board, which is ultimately responsible for oversight of this process.

Oversees the risks associated with the Compensation Committee's responsibilities in its charter; reviews the Company’s incentive and other compensation arrangements to confirm that compensation does not encourage unnecessary or excessive risk taking; reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy, and executive compensation; and discusses with the Company’s management the results of its review and any disclosures required by Item 402(s) of Regulation S-K relating to the Company’s compensation risk management.

Oversees the Company’s major financial risk exposures and management’s monitoring and mitigation activities and policies in connection with financial risk, including: capital structure; investment portfolio, including employee benefit plan investments; financing arrangements, credit, and liquidity; proposed major transactions, such as mergers, acquisitions, reorganizations, and divestitures; share repurchase programs; hedging or use of derivatives; commodity risk management; cash investment; liquidity management; short-term borrowing programs; interest rate risk; foreign exchange risk; off balance sheet arrangements, if any; proposed material financially-related amendments to the Company’s indentures, bank borrowings, and other instruments; and reputational risk to the extent such risk arises from the topics under discussion. The Finance Committee also reviews the adequacy of the insurance coverage on the Company’s assets.

Oversees risks related to the Company’s corporate governance; director succession planning; political and charitable contributions; insider trading; climate, environmental, and social responsibility; and reputational risk to the extent such risk arises from the topics under discussion.

2026 Proxy Statement 17

Compliance and Ethics Office and Codes of Business Conduct and Ethics

Our Compliance and Ethics Office (Compliance Office), with the support of our management and Board, aims to ensure that all of our employees, business partners, franchisees, and suppliers adhere to high ethical business standards, and is under the direction of our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary. At the core of the Compliance Office is Darden’s Code of Conduct that applies to all Company employees (Employee Code of Conduct). We also have a Code of Ethics for CEO and Senior Financial Officers (CEO and Senior Financial Officer Code of Ethics) that highlights specific responsibilities of our CEO and senior financial officers, and a Code of Business Conduct and Ethics for Members of the Board of Directors (Board Code of Conduct, and together with the Employee Code of Conduct and the CEO and Senior Financial Officer Code of Ethics, our Codes of Business Conduct and Ethics). A major objective of the Compliance Office is to educate and raise awareness of our Employee Code of Conduct, applicable regulations, and related policies. Our Codes of Business Conduct and Ethics are posted on our website at www.darden.com under Investors — Governance. We require all of our officers, director-level employees, and certain other employees to complete an annual training course and certification regarding compliance with the Employee Code of Conduct and other Company policies. Any amendment to, or waiver of, the Codes of Business Conduct and Ethics as they relate to a member of the Board of Directors, the CEO, the Chief Financial Officer, any senior financial officer, or any executive officer listed in the “Stock Ownership of Management” section of this Proxy Statement will be disclosed promptly by posting such amendment or waiver on our website at www.darden.com under Investors — Governance.

We promote ethical behavior by encouraging our employees to talk to supervisors or other appropriate personnel when in doubt about the best course of action in a particular situation. To encourage employees to raise questions and report possible violations of laws or our Codes of Business Conduct and Ethics, we will not allow retaliation for reports made in good faith. We provide a confidential hotline to allow employees to confidentially and anonymously report concerns regarding questionable accounting behavior. We are also committed to promoting compliance and ethical behavior by the third parties with whom we conduct business and have implemented Codes of Business Conduct that are acknowledged by our international franchisees and certain suppliers.

18 Darden Restaurants, Inc.

Executive Officers of the Registrant

Our executive officers as of the date of this Proxy Statement are listed below.

Ricardo Cardenas, age 58

Our President and Chief Executive Officer since May 2022. Prior to that, Mr. Cardenas served as our President and Chief Operating Officer from January 2021 to May 2022 and Senior Vice President, Chief Financial Officer from March 2016 to January 2021. He was Senior Vice President, Chief Strategy Officer of the Company from September 2015 to March 2016, prior to which he served as Senior Vice President, Finance, Strategy and Technology from 2014 to 2015. He was Executive Vice President of Operations for LongHorn Steakhouse from 2013 to 2014 and Senior Vice President of Operations for LongHorn Steakhouse’s Philadelphia Division from 2012 to 2013. He served as Senior Vice President of Finance for Red Lobster, which the Company previously owned, from 2010 to 2012. Mr. Cardenas originally joined the Company in 1984 as an hourly employee and served in various positions of increasing responsibility, including Vice President of Finance for Olive Garden, prior to the positions described above.

Todd A. Burrowes, age 63

Our Group President and President, Chuy’s since May 2026. Prior to that, Mr. Burrowes was our Group President from June 2025 to May 2026 and President of Business Development from 2024 to 2025. He served as President, LongHorn Steakhouse from 2015 to 2024. He rejoined the Company after serving as President, Ruby Tuesday Concept and Chief Operations Officer of Ruby Tuesday, Inc. from 2013 to 2015. Prior to that, he served as Executive Vice President of Operations for LongHorn Steakhouse from 2008 until 2013. Mr. Burrowes joined the Company in 2002 as Regional Manager of LongHorn Steakhouse before being promoted to Director of Management Training. In 2004, he was promoted to Regional Vice President of Operations for LongHorn Steakhouse.

Susan M. Connelly, age 55

Our Senior Vice President, Chief Communications and Public Affairs Officer since 2019. She served as Senior Vice President, Communications and Corporate Affairs from 2015 to 2019. Ms. Connelly joined the Company in 2007 as Director, State and Local Government Relations and was promoted to Vice President, Government Relations in 2014.

Sarah H. King, age 56

Our Senior Vice President, Chief People Officer since February 2025, prior to which she served as our Senior Vice President, Chief People and Diversity Officer from 2021 to 2025. Prior to that she was our Senior Vice President, Chief Human Resources Officer from September 2017 to May 2021. Prior to joining Darden, Ms. King spent 19 years with Wyndham Worldwide Corporation in various human resources leadership positions worldwide. Most recently, from 2010 through 2017, she served as Executive Vice President, Human Resources for Wyndham Vacation Ownership.

2026 Proxy Statement 19

Lindsay L. Koren, age 48

Our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since February 2026, prior to which she served as our Senior Vice President, Associate General Counsel of Ethics and Compliance from 2015 to 2026. Prior to joining Darden, Ms. Koren served as Assistant General Counsel for WalMart, from 2011 to 2015. Prior to that, she held roles as an Attorney at Dinsmore & Shohl and as an attorney for the U.S. Department of Justice.

John W. Madonna, age 50

Our Senior Vice President, Corporate Controller since 2016, prior to which he served as our Senior Vice President, Accounting beginning in 2015. Prior to that, he was a Director in Corporate Reporting from 2010 through 2013 when he was promoted to Senior Director, Corporate Reporting and then to Vice President of Corporate Reporting in 2014. Mr. Madonna joined the Company in 2005 as Manager, Corporate Reporting and moved to the LongHorn Steakhouse team in 2009 as Manager, Financial Planning & Analysis.

M. John Martin, age 66

Our Group President since June 2025, prior to which he served as President, Specialty Restaurant Group from 2020 to 2025. Prior to that, he was President of The Capital Grille beginning in 2004, and additionally he served as President of Eddie V’s beginning in 2014 and President of Seasons 52 beginning in 2018. Mr. Martin joined The Capital Grille in 1990 and held several positions of increasing responsibility before being promoted to Vice President of Operations in 2001.

Douglas J. Milanes, age 63

Our Senior Vice President, Chief Supply Chain Officer since 2015, prior to which he served as Senior Vice President, Purchasing from 2013 to 2015. Prior to joining Darden, Mr. Milanes served as Vice President, Global Procurement and Operations for Pfizer Inc. from 2008 to 2012 and as Chief Financial Officer for Pfizer’s Capsugel Division from 2005 to 2008.

Rajesh Vennam, age 51

Our Senior Vice President, Chief Financial Officer since December 2022. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2021 to December 2022. He served as Senior Vice President, Corporate Finance and Treasurer of the Company from September 2020 to January 2021 and Senior Vice President, Finance and Analytics from May 2016 through September 2020. From November 2014 through May 2016, Mr. Vennam served as Vice President, Financial Planning and Analysis and Investor Relations for The Fresh Market, Inc., a specialty grocery retailer, which during the period of his service was publicly traded

20 Darden Restaurants, Inc.

on the NASDAQ exchange. From 2013 to 2014, he served in a variety of roles at Red Lobster, ultimately serving as Senior Vice President of Financial Planning & Analysis and Treasury of Red Lobster Hospitality, LLC, the entity to which the Company sold its Red Lobster restaurants in 2014. From 2010 through 2013, Mr. Vennam served as Director of Financial Planning & Analysis for LongHorn Steakhouse. He joined the Company in 2003 and served in a variety of positions of increasing responsibility, including as a Manager of Treasury prior to the positions described above.

John Wilkerson, age 55

Our President of Olive Garden since September 2025. Prior to that, he served as President-Elect of Olive Garden from June 2025 to September 2025 and President of Cheddar's Scratch Kitchen from July 2018 to June 2025. Mr. Wilkerson served as President of Bahama Breeze from 2016 to 2018. He began his career at Darden in 1992 as an hourly employee and served in various positions of increasing responsibility, including General Manager of Red Lobster, Senior Financial Analyst, and multiple operations leadership roles.

Laura Williamson, age 57

Our President of LongHorn Steakhouse since May 2024. Prior to that, she served as Senior Vice President of Finance for Olive Garden from April 2023 to May 2024. She served as Senior Vice President, Finance for LongHorn Steakhouse from 2014 through 2023. Ms. Williamson began her career with Darden in 1997 as Supervisor of Sales Cash. Since then, she held many positions of increasing responsibility in various areas of Accounting, Brand Finance, and Enterprise Finance. Her experience includes eight years with Red Lobster at the Analyst, Sr. Analyst, Manager, and Director levels, roles supporting Darden Restaurants as Director of Finance and Strategy, Director of Corporate Analysis, and as Senior Director of Finance for Olive Garden.

2026 Proxy Statement 21

PROPOSALS TO BE VOTED ON

Proposal 1

Election of Nine Directors from the Named Director Nominees

Our Board of Directors currently has nine members, and each director stands for election every year. The Nominating and Governance Committee believes that a nine member Board of Directors is currently appropriate for Darden. In keeping with good governance practices, the Board will continue to seek a diversity of talent and experience to draw upon and to ensure its ability to appropriately staff the various committees of the Board. The Board also will continue to self-evaluate and to consider various matters as to its size. As appropriate, the Board may determine to increase or decrease its size, including in order to facilitate Board refreshment and succession planning and to accommodate the availability of an outstanding candidate.

The following nine director nominees are standing for election at this 2026 Annual Meeting of Shareholders to hold office until the 2027 Annual Meeting of Shareholders or until their successors are elected and qualified. All were nominated at the recommendation of our Nominating and Governance Committee, and all have previously served on the Board. Each of the director nominees has consented to being named in this Proxy Statement and to serve as a director if elected. If a director nominee is not able to serve, proxies may be voted for a substitute nominated by the Board. However, we do not expect this to occur.

✓	Your Board recommends that you vote FOR each of the nominees to the Board.

22 Darden Restaurants, Inc.

Board Nominees

The following information is as of the date of this Proxy Statement. Included is information provided by each nominee, such as his or her age, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the specific information presented below regarding the experience, qualifications, attributes, and skills that led our Board to the conclusion that the nominee should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty, and adherence to high ethical standards. Darden’s mission is to be financially successful through great people consistently delivering outstanding food, drinks, and service in an inviting atmosphere making every guest loyal. This mission is supported by our core values of integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork, and excellence. As noted in our Corporate Governance Guidelines, our directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment, and we believe each of our director nominees possesses these criteria.

Board Summary

9 Nominees

Our Board brings a broad range of perspectives, skills, experience, and expertise. The graphics below highlight key aspects of our Board's composition, including director independence, racial/ethnic and gender diversity, and tenure.

Independence	Racial/Ethnic Diversity	Gender Diversity	Tenure

2026 Proxy Statement 23

Board Nominee Experience and Expertise Matrix

OPERATIONAL AND FUNCTIONAL EXPERIENCE AND EXPERTISE
Restaurant Industry		●			●		●	●	
Retail or Hospitality Operations	●	●	●	●	●	●	●	●	
Consumer Marketing/Brand Building	●		●	●		●	●		
Information Technology / Cybersecurity		●		●	●		●		●
Supply Chain/Logistics						●	●	●
Real Estate Development							●		
Franchising					●	●		●
Mergers and Acquisitions/Business Development	●	●		●		●	●	●	●
Corporate Governance	●				●				
International Operations						●	●	●
Finance and Accounting	●	●		●	●	●		●	
Human Resources / Human Capital Management			●						●
Legal					
Public Policy									
Social and Environmental Responsibility			

● = Cornerstone element of career success	 = Meaningful involvement during career, including directorships

24 Darden Restaurants, Inc.

Biographies

MARGARET SHÂN ATKINS

Ms. Atkins is a retired consumer and retail executive. She was most recently Co-Founder and Managing Director of Chetrum Capital LLC, a private investment firm, a position she held from 2001 through 2017. Prior to founding Chetrum, she spent most of her executive career in the consumer/retail sector, including various positions with Sears, Roebuck & Co., a major North American retailer, where she was promoted to Executive Vice President in 1999, and fourteen years with Bain & Company, an international management consultancy, where she was a leader in the global consumer and retail practice. She began her career as a public accountant at what is now PricewaterhouseCoopers LLP, a major accounting firm, and holds designations as a Chartered Professional Accountant and Chartered Accountant (Ontario) and as a Certified Public Accountant (Illinois). She also holds the highest level of certification as a professional director in both the USA (NACD.DC) and Canada (ICD.D).

Current Public Directorships:

•
Canopy Growth Corporation, a Canada-based global cannabis company, since 2025

Prior Public Board Service Within the Past Five Years:

•
SpartanNash Company, a national grocery wholesaler/retailer and distributor of food products to the worldwide U.S. military commissary system, from 2003 to 2025
•
Aurora Cannabis, Inc., one of the world’s largest and leading cannabis companies, from 2019 to 2023
•
LSC Communications, Inc., a leading provider of long and short-run printing services to the book, catalog and magazine publishing industries, from 2016 to 2021

Qualifications:

The Nominating and Governance Committee concluded that Ms. Atkins is qualified and should serve, in part, because of her retail industry, operations, strategic planning and financial expertise, and public-company director experience.

Age 69	Tenure 12
Independent Director Director since 2014 Darden Committees: • Audit (Chair) • Nominating and Governance

RICARDO (RICK) CARDENAS

Mr. Cardenas was named President and Chief Executive Officer and elected to the Board of Directors effective May 2022. Prior to that, Mr. Cardenas served as our President and Chief Operating Officer from January 2021 to May 2022 and Senior Vice President, Chief Financial Officer from March 2016 to January 2021. He was Senior Vice President, Chief Strategy Officer of the Company from September 2015 to March 2016, prior to which he served as Senior Vice President, Finance, Strategy and Technology from 2014 to 2015. He was Executive Vice President of Operations for LongHorn Steakhouse from 2013 to 2014 and Senior Vice President of Operations for LongHorn Steakhouse’s Philadelphia Division from 2012 to 2013. He served as Senior Vice President of Finance for Red Lobster, which the Company previously owned, from 2010 to 2012. Mr. Cardenas originally joined the Company in 1984 as an hourly employee and served in various positions of increasing responsibility, including Vice President of Finance for Olive Garden, prior to the positions described above.

Current Public Directorships:

•
Tractor Supply Company, an operator of retail farm and ranch stores, since 2019

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Cardenas is qualified and should serve, in part, because of his extensive senior management and leadership experience with our Company.

Age 58	Tenure 4.5
President and Chief Executive Officer Director since 2022 Darden Committees: • None

2026 Proxy Statement 25

JULIANA L. CHUGG

Ms. Chugg is the retired Executive Vice President and Chief Brand Officer of Mattel, Inc. a leading global toy company and owner of a portfolio of children’s and family entertainment franchises, a position she held from 2015 through 2018. Prior to that, she served as Partner of Noble Endeavors LLC during 2015. Ms. Chugg has also served in various leadership roles at General Mills, Inc. and its predecessor, Pillsbury, from 1996 through 2014, including serving as Senior Vice President of General Mills, Inc. and President of the Meals division from 2010 through 2014.

Current Public Directorships:

•
VF Corporation, one of the world’s largest apparel, footwear and accessories companies, since 2009
•
MasterBrand Inc., the largest residential cabinet manufacturer in North America, since 2022
•
Compass Group PLC, one of the world's leading providers of food services, since 2024

Prior Public Board Service Within the Past Five Years:

•
Kontoor Brands, Inc., a global lifestyle apparel company, from 2019 through 2021

Qualifications:

The Nominating and Governance Committee concluded that Ms. Chugg is qualified and should serve, in part, because of her retail and food industry brand management, marketing, operations and strategic planning expertise, and public-company director experience.

Age 58	Tenure 4.5
Independent Director Director since 2022 Darden Committees: • Audit • Nominating and Governance (Chair)

JAMES P. FOGARTY

Mr. Fogarty has been the CEO at FULLBEAUTY Brands, Inc., a privately-held branded multi-channel retailer focused on fashion apparel and home goods for plus-sized women and men, since June 2019. Previously, he was the CEO and a director of Orchard Brands, a multi-channel marketer of apparel and home products, from 2011 until its sale in 2015, at which time he became a Senior Advisor to Bluestem Group Inc., the acquirer of Orchard Brands, through 2015. Prior to that, Mr. Fogarty was a private investor from 2010 to 2011. From 2009 until 2010, Mr. Fogarty was President, CEO and director of Charming Shoppes, Inc., a multi-brand, specialty apparel retailer. Other prior executive positions held by Mr. Fogarty include Managing Director of Alvarez & Marsal, an independent global professional services firm, from 1994 until 2009, President and COO of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing) from 2008 until 2009, President and CEO of American Italian Pasta Company, the largest producer of dry pasta in North America, from 2005 through 2008, CFO of Levi Strauss & Co., a brand-name apparel company, from 2003 until 2005, and from 2001 through 2003, he served as Senior Vice President and CFO and for a period as a director of The Warnaco Group, a global apparel maker.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Fogarty is qualified and should serve, in part, because of his operational and turnaround experience, and his significant executive officer and director experience at a variety of public and private companies.

Age 58	Tenure 12
Independent Director Director since 2014 Darden Committees: • Finance (Chair) • Nominating and Governance

26 Darden Restaurants, Inc.

CYNTHIA T. JAMISON

Ms. Jamison is a retired turnaround CFO. She most recently served as CFO of AquaSpy, Inc. from 2010 to 2013. Prior to AquaSpy she held six other CFO and/or COO roles in both public and private companies as a Partner with Tatum, LLC, an executive services firm focusing exclusively on providing interim CFO Services to public and private equity companies. She also led the CFO Practice at Tatum for four years where she had responsibility for over 300 CFO Partners and sat on the firm’s Operating Committee. Prior to joining Tatum, she served as CFO of Chart House Enterprises, a publicly traded restaurant company, from 1998 to 1999 and previously held various executive positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen. She holds the designation of Certified Public Accountant (Illinois); in addition, she is an NACD Fellow and a frequent faculty member at NACD Master Classes. She recently completed a four-year appointment to the Financial Accounting Standards Advisory Council (FASAC), an Advisory Board to FASB.

Current Public Directorships:

•
International Flavors & Fragrances, IFF, Inc., a global biosciences and fragrance company, since 2025
•
Advance Auto Parts, Inc., one of the largest automotive aftermarket retailers in North America, since 2026
•
Sunbelt Rentals Holdings, Inc., an international equipment rental company, since 2026

Prior Public Board Service Within the Past Five Years:

•
The ODP Corporation, parent of Office Depot, Inc., a global supplier of office products and services, from 2013 to 2025
•
Big Lots, Inc. (Non-Executive Chairman), a discount retailer, from 2015 to 2025
•
Tractor Supply Company, an operator of retail farm and ranch stores, from 2002 to 2023

Qualifications:

The Nominating and Governance Committee concluded that Ms. Jamison is qualified and should serve, in part, because of her status as a financial expert and experienced audit committee member and chair, as well as her senior management, leadership, financial and strategic planning, corporate governance, and public company executive compensation experience.

Age 66	Tenure 12
Chair of the Board Independent Director Director since 2014 Darden Committees: • None

DARYL A. KENNINGHAM

Mr. Kenningham has been the Chief Executive Officer of Group 1 Automotive, Inc., a leading automotive retailer with operations in the United States and United Kingdom, since January 2023 and President since August 2022. Previously, he served as Group 1’s Chief Operating Officer in 2022, as President of U.S. Operations from 2017 to 2022, and in Regional Vice President roles from 2011 to 2017. Prior to joining Group 1, Mr. Kenningham was the Chief Operating Officer of Ascent Automotive from 2010 to 2011 and held various senior executive roles at The Friedkin Group from 1998 to 2011.

Current Public Directorships:

•
Group 1 Automotive, Inc., since 2022

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Kenningham is qualified and should serve, in part, because of his extensive operational and strategic planning experience, his financial expertise, and his significant executive officer experience.

Age 62	Tenure 1.5
Independent Director Director since 2024 Darden Committees: • Audit • Compensation

2026 Proxy Statement 27

WILLIAM S. SIMON

Mr. Simon has been Senior Advisor to KKR & Co., an investment firm, since 2014, and President of WSS Venture Holdings, LLC, a consulting and investment company, since 2014. Mr. Simon is the former Executive Vice President of Wal-Mart Stores, Inc., a global retailer, and former President and CEO of Walmart U.S., the largest division of Wal-Mart Stores, Inc., which consists of retail department stores, from 2010 to 2014. Mr. Simon also served as Executive Vice President and COO of Walmart U.S. from 2007 to 2010 and Executive Vice President of Professional Services and New Business Development from 2006 to 2007. Prior to joining Walmart, Mr. Simon held senior executive positions at Brinker International, Inc., a casual dining restaurant company, Diageo North America, Inc., a multinational alcoholic beverages company, and Cadbury Schweppes plc, a multinational confectionery company. Mr. Simon also served as Secretary of the Florida Department of Management Services and served 25 years in the U.S. Navy and Naval Reserves.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

•
HanesBrands Inc. (Non-Executive Chairman), a global manufacturer of apparel, from 2021 to 2025
•
Chico’s FAS, Inc., an apparel retailer, from 2016 to 2021
•
GameStop Corp., a global video game retailer, from 2020 to 2021
•
Academy Sports and Outdoors, Inc., a sports, outdoor, and lifestyle retailer, from 2020 to 2021
•
Equity Distribution Acquisition Corp., a special purpose acquisition company, from 2020 to 2022
•
Pitney Bowes Inc., a shipping, mailing, and ecommerce logistics company, from February 2024 to April 2024

Qualifications:

The Nominating and Governance Committee concluded that Mr. Simon is qualified and should serve, in part, because of his senior level executive experience in large, complex, retailing and global brand management companies and his extensive experience in retail operations, food service and restaurants, as well as consumer packaged goods.

Age 66	Tenure 14.5
Independent Director Director since 2014; previously served from 2012 until 2014 and rejoined in October 2014 Darden Committees: • Audit • Compensation

CHARLES M. SONSTEBY

Mr. Sonsteby is the retired Vice Chairman of The Michaels Companies, Inc., the largest arts and crafts specialty retailer in North America and parent company of Michaels Stores, Inc., a role he held from June 2016 until his retirement in October 2017. He had served as CFO and Chief Administrative Officer of that company and its predecessor from 2010 to 2016. Prior to that, Mr. Sonsteby served as the CFO and Executive Vice President of Brinker International, Inc., a casual dining restaurant company, from 2001 to 2010. He joined Brinker in 1990 as Director of the Tax, Treasury and Risk Management departments and thereafter served in various capacities, including as Senior Vice President of Finance from 1997 to 2001 and as Vice President and Treasurer from 1994 to 1997.

Current Public Directorships:

•
Valvoline, Inc., a producer and distributor of industrial and automotive lubricants and automotive chemicals, since 2016

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Sonsteby is qualified and should serve, in part, because of his restaurant operations and executive leadership experience with several major brands, and his experience as a public company director.

Age 72	Tenure 12
Independent Director Director since 2014
Darden Committees: • Audit • Finance • Nominating and Governance

28 Darden Restaurants, Inc.

TIMOTHY J. WILMOTT

Mr. Wilmott is the retired Chief Executive Officer of Penn National Gaming, Inc., an operator or owner of gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment, a role he held from 2013 until his retirement in December 2019. Prior to that, Mr. Wilmott served as President and Chief Operating Officer from 2008 to 2013. Prior to joining Penn National Gaming, Mr. Wilmott served as Chief Operating Officer of Harrah’s Entertainment, Inc. (now Caesars Entertainment, Inc.) from 2003 through 2007 and Division President, Eastern Division from 1997 to 2003. Prior to that, Mr. Wilmott held various management positions at Harrah’s properties from 1988 through 1997.

Current Public Directorships:

None

Prior Public Board Service Within the Past Five Years:

None

Qualifications:

The Nominating and Governance Committee concluded that Mr. Wilmott is qualified and should serve, in part, because of his entertainment business operations and executive leadership experience, and his experience as a public company director.

Age 68	Tenure 8
Independent Director Director since 2018
Darden Committees: • Compensation (Chair) • Finance

2026 Proxy Statement 29

Proposal 2

Advisory Approval of the Company’s Executive Compensation

In accordance with Section 14A of the Exchange Act, the Board asks shareholders for non-binding advisory approval of the Company’s executive compensation on an annual basis. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our NEOs, as we have described it in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis” section, the Compensation Committee oversees the executive compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect Darden’s circumstances and to promote the main objectives of the program. These objectives include: to help us attract, motivate, reward, and retain superior leaders who are capable of creating sustained value for our shareholders, and to promote a performance-based culture that is intended to align the interests of our executives with those of our shareholders.

We are asking our shareholders to indicate their support for our NEO compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and procedures described in this Proxy Statement.

Resolved, that the compensation awarded to Darden’s NEOs for fiscal 2026, as disclosed in this Proxy Statement pursuant to SEC rules, including in the "Compensation Discussion and Analysis" section, compensation tables, and related narrative discussion, is hereby APPROVED.

While this vote is advisory and not binding on our Company, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

✓	Your Board recommends that you vote FOR approval of the foregoing resolution.

30 Darden Restaurants, Inc.

Proposal 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm for the fiscal year ending May 30, 2027. KPMG has served as our independent registered public accounting firm continuously since 1996.

The Audit Committee annually reviews KPMG’s qualifications, performance, independence, and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the Audit Committee considers a number of factors, including:

•
Recent and historical KPMG audit performance;
•
The relevant experience, expertise, and capabilities of KPMG and our specific audit engagement team in relation to the nature and complexity of our business;
•
A review of KPMG’s independence and internal quality controls;
•
Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings, and recommendations of the Public Company Accounting Oversight Board (PCAOB);
•
The appropriateness of KPMG’s fees for audit and non-audit services; and
•
The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship, and controls and policies for ensuring that KPMG remains independent.

In order to assure continuing auditor independence, in conjunction with the assessment above and the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chair are involved when the selection of a new lead engagement partner is required. In addition, the Audit Committee is responsible for the audit fee negotiations with KPMG.

Based on its annual review, the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Shareholder approval of this appointment is not required, but the Board is submitting the selection of KPMG for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be in attendance online at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions by shareholders.

✓	Your Board recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 30, 2027.

2026 Proxy Statement 31

Proposal 4

Shareholder Proposal Requesting the Company's Board of Directors to Adopt a Policy Requiring the Board to Review and Disclose Findings When a Director Receives Support Below 80% in An Uncontested Election

The Accountability Board (“TAB”), 401 Edgewater Place, Suite 600, Wakefield, MA 01880, has notified us that TAB intends to present the following proposal for consideration at the Annual Meeting. As of April 2, 2026, TAB has continuously held at least $2,000 in market value of Darden securities for at least three years. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by TAB. We are not responsible for the content of the proposal and the supporting statements or any inaccuracies they may contain.

THE ACCOUNTABILITY BOARD’S PROPOSAL AND SUPPORTING STATEMENT:

RESOLVED: Shareholders ask the Board to take the necessary steps to adopt and disclose a policy providing that if any director fails to receive at least 80% of the votes cast in an uncontested election, the Board’s independent directors will conduct a formal review of the circumstances underlying such vote, and publicly disclose, omitting proprietary information, a summary of findings and any responsive actions taken.

SUPPORTING STATEMENT:

Director elections are the primary mechanism through which shareholders respond to Board performance and thus serve as an important accountability tool that incentivizes directors to maintain high oversight standards year-round. But this ex ante accountability can be significantly enhanced with a modest improvement to the process.

For context, elections are essentially process-triggering events in which voting produces defined governance consequences.

For instance, if a director doesn’t receive a majority of votes cast in an uncontested election: (1) their resignation is tendered, (2) the Board considers it, (3) the Board accepts or rejects it, then (4) the director continues to serve or doesn’t.

It’s binary though: If a director faces substantial shareholder opposition but still wins—even with just 50.1% of the votes—no structured procedural response is triggered.

32 Darden Restaurants, Inc.

The Board needn’t assess the reasons for the outcome, consider whether it reflects underlying governance or performance concerns, or communicate any response whatsoever to shareholders. This creates a governance blind spot in which meaningful dissent is visible, but the Board’s response—if any—is not.

The blind spot can, however, be addressed by extending the process-triggering nature of elections beyond a binary outcome: when shareholder opposition reaches a significant level, the independent directors assess the underlying concerns and transparently respond.

Specifically, 20% is already recognized as a material signal. As Glass Lewis says: “Many investors view a 20% [opposition] threshold as significant enough to warrant a close examination of the underlying issues and an evaluation of whether the board responded appropriately following the vote,” particularly in the case of director elections.

Importantly, this proposal doesn’t mandate removal or other remedial actions, nor constrain the Board’s substantive discretion. It asks only that meaningful shareholder dissent be addressed as a governance event warranting serious evaluation and transparent response.

Even if never (or rarely) triggered, attaching such procedural consequences to significant dissent strengthens accountability by creating a continuous incentive for directors to maintain high oversight standards year-round. This enhances governance without undermining Board authority, improves feedback between shareholders and directors, and ensures significant shareholder signals aren’t merely observed, but acted on at the highest level.

Many now-standard governance practices—from simple majority voting to shareholders being able to call special meetings—further accountability not through mandated outcomes, but through process design.

This proposal extends that principle to elections, so that significant shareholder dissent reliably produces structured review and transparent response, thereby substantially improving the utility of elections. Its adoption would be an important natural step in the evolution of modern governance. For these reasons, we believe support is warranted.

BOARD OF DIRECTORS’ RESPONSE:

The Board recommends a vote AGAINST this proposal.

The Board of Directors has carefully considered this proposal and has determined that it is not in the best interests of our shareholders.

Darden’s existing corporate governance framework already promotes accountability and responsiveness.

The Company’s Board of Directors is committed to the highest standard of corporate governance and meaningful shareholder engagement. The Company’s existing corporate governance structure is designed to ensure that the Company’s corporate governance policies and practices are aligned with shareholder interests, corporate governance best practices, and director accountability through the following mechanisms:

•
The Nominating and Corporate Governance Committee reviews annual meeting voting results as a part of its ongoing oversight responsibilities.
•
All directors are elected annually, providing shareholders the ability to regularly evaluate Board performance.

2026 Proxy Statement 33

•
The Company has a majority vote standard in uncontested elections, providing a meaningful accountability mechanism.
•
The Chair of the Board is independent, and independent directors meet regularly in executive session.
•
The Board and its committees conduct annual self-assessments.
•
Shareholders have meaningful rights and access, including the ability to propose director nominees and call special meetings.
•
The Company’s Bylaws already require that (i) a director who does not receive the vote of at least the majority of the votes cast at any meeting for an uncontested election tender his or her resignation to the Board and (ii) the Board publicly disclose its decision regarding the tendered resignation (via press release, an SEC filing, or other means).

In addition, the Company routinely engages with shareholders, including the proponent, on a wide range of matters, including governance-related matters. We believe these existing practices address the proposal’s stated objectives without adopting a rigid, one-size-fits-all policy.

Darden’s director election results demonstrate consistently strong director support.

Darden’s directors have historically received strong shareholder support. Over the past five annual meetings, the lowest levels of support received by any director were 91.73% of votes cast in 2021 and 94.23% of votes cast in 2022, both well above the proposal’s 80% threshold. Given our historical voting results, the requested policy would be unlikely to be triggered and is therefore effectively a solution in search of a problem that does not exist.

The proposal’s 80% threshold is arbitrary.

The proposal’s 80% threshold is an arbitrary trigger that does not reflect the inherently contextual nature of director election voting. Director vote outcomes can be influenced by factors unrelated to an individual nominee’s performance or qualifications, including issue-specific campaigns, evolving market practices, and external voting policies applied broadly across industries. A mechanical trigger could therefore compel a formalized process and public reporting even when the Board determines a different response is more appropriate based on the specific facts and circumstances. In addition, while proxy advisory firms and investors may consider elevated opposition as a data point among other factors they evaluate, such assessments are inherently context-specific and do not operate as a bright-line mandate requiring standardized public reporting after any particular percentage outcome. Adopting a threshold-based policy without considering context would be misguided and could shift time and resources toward checking a procedural box rather than addressing shareholder feedback in more constructive ways.

Moreover, a bright-line reporting threshold is inconsistent with market practice. As discussed above, the Company’s Bylaws already provide a meaningful and widely adopted safeguard: any director failing to receive a majority of votes cast in an uncontested election must tender his or her resignation, and the Board must publicly disclose its determination regarding that resignation. In its 2026 Benchmarking Guidelines, Glass Lewis notes that, as of 2025, approximately 88% of the S&P 500 companies have adopted similar majority-vote resignation policies, which underscores that a majority threshold, rather than an 80% trigger, is the established benchmark for enhanced board accountability and disclosure. Replacing this well-understood, context-sensitive framework with an arbitrary, supermajority threshold risks elevating form over substance and diverting attention from more effective shareholder engagement.

34 Darden Restaurants, Inc.

A mandated public findings report is not a constructive response mechanism.

Darden believes the most effective way to address shareholder questions or concerns is through direct engagement and context-specific action, not a standardized public narrative tied to an arbitrary numeric threshold. A requirement to publicly disclose a summary of internal “findings” and “responsive actions” could encourage a compliance-oriented exercise that may oversimplify or ignore nuanced circumstances, potentially chill candid Board deliberations, and create avoidable litigation and disclosure risks, including disputes about whether any required disclosure was sufficiently complete, appropriately characterized, or consistent with confidentiality and privilege considerations.

The Board believes it is in shareholders’ best interests to preserve the Board’s flexibility to respond through the most effective channels, which include direct shareholder engagement, governance enhancements, committee oversight adjustments, and Board refreshment considerations.

The Board remains committed to the highest standards of governance, meaningful shareholder engagement, and director accountability. Because Darden already reviews voting outcomes, regularly engages with shareholders, and has governance mechanisms that promote accountability and responsiveness, the Board believes the proposal is unnecessary and not in the best interests of shareholders.

×	Your Board recommends that you vote AGAINST this proposal.

2026 Proxy Statement 35

Meetings of the Board of Directors and its Committees

Board of Directors

Meetings. At the 2025 Annual Meeting, the following nine directors were elected to the Company’s Board of Directors: Margaret Shân Atkins, Ricardo Cardenas, Juliana L. Chugg, James P. Fogarty, Cynthia T. Jamison, Daryl A. Kenningham, William S. Simon, Charles M. Sonsteby, and Timothy J. Wilmott. During the fiscal year ended May 31, 2026, the Board met four times. For the period of his or her Board service in fiscal 2026, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and the standing committees on which the director served.

Communications with Board. We believe that communication among the Board, shareholders, and other interested parties is an important part of our corporate governance process. To this end, the Board has adopted Shareholder Communication Procedures that are available at www.darden.com under Investors — Governance. In general, shareholders and other interested parties may send communications to the attention of the Board, any individual director, or the non-employee directors as a group, through the Chair. Communications may be sent in writing or via email to: Cynthia T. Jamison, Chair, Darden Restaurants, Inc., c/o Lindsay L. Koren, Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, 1000 Darden Center Drive, Orlando, Florida 32837, email: boardchair@darden.com.

The Corporate Secretary will act as agent for the Chair in facilitating direct communications to the Board. The Corporate Secretary will review, sort, and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Chair without instruction from the Chair, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Chair. The Corporate Secretary will send a reply to the sender of each communication acknowledging receipt of the communication.

Identifying and Evaluating Director Nominees. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes in detail the process we use to fill vacancies and add new members to the Board. The Protocol is available at www.darden.com under Investors — Governance, as Appendix A to the Nominating and Governance Committee Charter.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, inclusion and diversity, always learning – always teaching, being “of service,” teamwork, and excellence) and have an inquisitive and objective perspective, practical wisdom, mature judgment, and a wide range of experience in the business world. We also will consider the candidate’s independence under applicable NYSE listing standards and our Corporate Governance Guidelines. In identifying and evaluating nominees for the Board, the Board assesses the background of each candidate in a number of different ways, including a wide variety of qualifications, attributes, and other factors, and recognizes that diverse viewpoints and experiences enhance the Board’s effectiveness.

36 Darden Restaurants, Inc.

When reviewing and making initial recommendations on new candidates, the Nominating and Governance Committee considers how each prospective member’s unique background, expertise, and experience will contribute to the Board’s overall perspective and ability to govern. In identifying or selecting nominees for the Board, the Company’s Corporate Governance Guidelines and the Director Nomination Protocol provide that the Company seeks Board members who will bring to the Board a deep and wide range of experience in the business world and who have diverse problem-solving talents. We seek people who have demonstrated high achievement in business or another field and who are well positioned to provide strategic support and guidance for the Company. The Company strives to maintain a Board that reflects gender, ethnic, racial, and other diversity, and also fosters diversity of thought.

The Nominating and Governance Committee will identify potential candidates to recommend to the full Board, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Nominating and Governance Committee will ensure that the initial candidate pool for any vacancy on the Board, including any pool developed by a search firm, will include candidates with diversity of gender, race and/or ethnicity. The Nominating and Governance Committee and the Chair of the Board will perform the initial screening and review the credentials of all candidates to identify candidates that they feel are best qualified to serve. The Chair of the Nominating and Governance Committee, working with the Chair of the Board, will obtain background and reference information, as appropriate, for the candidates under consideration. The Nominating and Governance Committee will review all available information concerning the candidates’ qualifications and, in conjunction with the Chair of the Board, will identify the candidate(s) they feel are best qualified to serve on the Company’s Board. The Chair of the Nominating and Governance Committee, the CEO, and the Chair of the Board (or the Chair of the Board’s delegate from the Board) will meet with the leading candidates to further assess their qualifications and fitness, and to determine their interest in joining the Board. Following the meeting, the Board member participants and the Chair of the Board will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for election.

Director Candidates Recommended by Shareholders. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided in our Bylaws. There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

Director Attendance at Annual Meeting of Shareholders. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders. Each of the directors standing for reelection this year who was then in office attended the 2025 Annual Meeting.

Board Committees and Their Functions

General. Our Board has four standing committees that operate under charters adopted by the Board: Audit, Compensation, Finance, and Nominating and Governance. Each charter is available at www.darden.com under Investors — Governance. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary. Each member of every committee is an independent director as defined in our Corporate Governance Guidelines, the NYSE listing standards, and the Exchange Act requirements. All Board committees have the authority to retain outside advisors. Unless otherwise required by applicable laws, regulations, or listing standards, all major decisions are considered by the Board as a whole.

Audit Committee. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. In fiscal 2026, the Audit Committee consisted of five members. Ms. Atkins served as

2026 Proxy Statement 37

Chair of the Audit Committee during fiscal 2026, and Ms. Chugg and Messrs. Kenningham, Simon, and Sonsteby also served as members of the Committee during fiscal 2026.

The Board has determined that Ms. Atkins and Messrs. Kenningham, Simon, and Sonsteby are each an “audit committee financial expert” as such term is defined by SEC rules, and therefore possess financial management expertise as required of at least one Audit Committee member by the NYSE listing standards. In addition, the Board has determined that all members of the Audit Committee are financially literate and independent under the audit committee NYSE listing standards. The Audit Committee met eight times during fiscal 2026 and has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•
The integrity of our financial statements and our internal controls over financial reporting;
•
The qualifications and independence of our independent registered public accounting firm and internal auditing function;
•
The provision of a channel of communication among the Board, the independent auditor, internal audit function, management, and other concerned individuals;
•
The assistance to the Board in meeting its fiduciary duties to shareholders and the Company;
•
The performance of our internal audit function and independent registered public accounting firm; and
•
The risks associated with the foregoing.

Some of the Audit Committee’s specific responsibilities include the following:

•
Review and discuss the Company’s unaudited quarterly and audited annual financial statements with management and the independent auditor prior to filing the Company’s Quarterly Reports on Form 10-Q or Annual Report on Form 10-K;
•
Review with management and the independent auditor the Company’s quarterly and year-end financial results prior to the public release of earnings;
•
Directly appoint, retain, compensate, oversee, evaluate, and terminate the Company’s independent auditor;
•
Pre-approve all non-audit services to be performed by the independent auditor, in accordance with the policy regarding such pre-approval adopted by the Audit Committee;
•
Consider, at least annually, the independence of the independent auditor;
•
Oversee the Company’s ERM process and review and evaluate the policies and practices developed and implemented by management with respect to risk assessment and risk management; and
•
Establish procedures for receipt, retention, and treatment of complaints received by the Company on accounting, internal controls over financial reporting, or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding accounting or auditing matters.

Another purpose of our Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this Proxy Statement under the heading “Audit Committee Report.”

38 Darden Restaurants, Inc.

Compensation Committee. The Compensation Committee consisted of three members during fiscal 2026. Mr. Wilmott served as the Chair, and Messrs. Kenningham and Simon also served as members of the Committee during fiscal 2026.

The Compensation Committee met five times during fiscal 2026. The primary responsibilities of our Compensation Committee include the following:

•
Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and make recommendations to the other independent directors who will, together with the Compensation Committee, determine and approve the CEO’s compensation based on this evaluation (the CEO may not be present during any Compensation Committee deliberations or voting with respect to his compensation);
•
Make recommendations to the other independent directors who will, together with the Compensation Committee, review and approve the compensation for employee directors other than the CEO;
•
Periodically, as and when appropriate, recommend to the other independent directors who will, together with the Compensation Committee, review and approve the following as they affect the CEO and other employee directors: (a) any employment agreements and severance arrangements; (b) any change in control agreements and change in control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits, including supplemental retirement benefits and the perquisites provided during and after employment under a “plan” as defined under Item 402(a)(6)(ii) of the SEC’s Regulation S-K;
•
Review and approve the compensation of and compensation policy for the executive officers and such other employees of the Company and its subsidiaries as directed by the Board, other than the CEO and other employee directors, including but not limited to: (a) the annual base salary level, (b) the annual cash bonus incentive opportunity level under the applicable annual incentive bonus plan, and (c) the long-term incentive opportunity level under the applicable long-term incentive plan for each executive officer (other than the CEO and other employee directors);
•
Periodically, as and when appropriate, review and approve the following as they affect the executive officers other than the CEO and other employee directors: (a) any employment agreements and severance arrangements; (b) any change in control agreements and change in control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits, including supplemental retirement benefits and the perquisites provided during and after employment under a “plan” as defined under Item 402(a)(6)(ii) of the SEC’s Regulation S-K;
•
Annually review and approve the performance measures and the performance targets for executive officers participating in the Company’s annual incentive bonus plans and long-term incentive plans and certify the performance results under such measures and targets;
•
Determine, amend, and monitor compliance with the stock ownership guidelines applicable to executive officers and take actions to address any violation of the stock ownership guidelines;
•
Review and discuss with management the Compensation Discussion and Analysis required to be included in our Proxy Statement and Annual Report on Form 10-K and, based on such review and discussion, make a recommendation to the Board that the Compensation Discussion and Analysis be so included;
•
Prepare a Compensation Committee Report for inclusion in our Proxy Statement and/or Annual Report on Form 10-K;

2026 Proxy Statement 39

•
Monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to the participation of directors and officers in the Company’s compensation and employee benefit plans or programs;
•
Oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and any applicable requirements under NYSE rules that shareholders approve equity compensation plans;
•
Provide recommendations to the Board of Directors on compensation-related proposals to be considered at the Company’s annual meeting, including the frequency of advisory votes on executive compensation;
•
Review and consider the results of any advisory vote on executive compensation and otherwise oversee the Company’s engagement with shareholders on the subject of executive compensation;
•
Review and make recommendations to the Board with respect to adopting, amending, and overseeing the policies and practices related to the Company’s recoupment, or the forfeiture by employees, of incentive compensation as necessary or appropriate and in accordance with any legal requirements;
•
Establish, terminate, amend, or modify the Company’s employee benefit plans or programs;
•
Administer, terminate, or amend the Company’s employee stock purchase plan, except to the extent shareholder approval is required; and
•
Provide oversight of the risks associated with the foregoing.

The Compensation Committee may delegate its powers under the 2015 Plan to one or more directors, including a director who is also a senior executive officer of Darden, except that the Compensation Committee may not delegate its powers under the 2015 Plan with regard to our executive officers or directors who are subject to Section 16 of the Exchange Act. Under its charter, the Compensation Committee may delegate any of its administrative responsibilities under our compensation and benefit plans, subject to the applicable rules of the SEC, NYSE, and the Internal Revenue Service, to any other person or persons, to the extent permitted by law.

See “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Independent Consultant” for information with regard to the role of independent consultants in the Compensation Committee’s decision-making process.

Finance Committee. The Finance Committee consisted of three members during fiscal 2026, with Mr. Fogarty serving as the Chair and Messrs. Sonsteby and Wilmott also serving as members throughout fiscal 2026.

The Finance Committee met four times during fiscal 2026. The primary responsibilities of our Finance Committee are to:

•
Review financial policies and performance objectives developed by management pertaining to cash flow, capital spending, and finance requirements; cash and debt balances, other key credit metrics, and credit ratings; dividend policy; investment criteria, including capital investment hurdle rates; and financial risk management strategies, including hedging and the use of derivatives;
•
Review significant changes to our capital structure, financial arrangements, capital spending, and acquisition and disposition plans and make recommendations as needed to the Board regarding the financial structure, financial condition, and financial strategy of the Company, including the timing and maturity of debt, terms, and interest rates of individual issues; common stock sales, repurchases, or splits and any changes in dividends; proposed mergers, acquisitions, divestitures,

40 Darden Restaurants, Inc.

joint ventures, and strategic investments; any material diversification of the Company’s business; and authorization for any material prepayment, redemption, or repurchase of debt for the purpose of satisfying sinking fund obligations;
•
Review the Company’s proposed annual consolidated budget included in its business plan, recommending such budget to the full Board for approval, and periodically reviewing the Company’s performance against such budget as reasonably required or requested by the Board;
•
Review material banking relationships and lines of credit;
•
Review the adequacy of the insurance coverage on the Company’s assets;
•
Review, to the extent material, the financial impact to the Company of existing and proposed compensation and employee benefit programs; and
•
Periodically assess the effectiveness of the Company’s investor relations program and its interaction with the research analyst community.

Nominating and Governance Committee. The Nominating and Governance Committee consisted of four members during fiscal 2026. Ms. Chugg served as the Chair, and Ms. Atkins and Messrs. Fogarty and Sonsteby also served as members.

The Nominating and Governance Committee met four times during fiscal 2026. The primary responsibilities of the Nominating and Governance Committee are to:

•
Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend that the Board select director nominees for the next annual meeting of shareholders, or in the case of a vacancy on the Board, recommend an individual to fill such vacancy;
•
Review and recommend to the Board the appropriate organizational and board leadership structure;
•
Review the adequacy of our corporate governance principles on a regular basis;
•
Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company;
•
Review the Company’s stock ownership guidelines for non-employee directors, recommend to the Board revisions to such guidelines as it deems desirable or appropriate, and monitor compliance with such guidelines;
•
Oversee the Board’s self-evaluation process and provide the Board advice regarding Board succession;
•
Review each director’s time commitments, considering other public company board memberships and leadership roles, and determine whether or not each director has adequate time to commit to their responsibilities as a director;
•
Recommend to the Board the membership for each Board committee and any changes to the Board’s committee structure as it deems advisable;
•
Review the Company’s compliance with SEC and NYSE rules and other applicable legal or regulatory requirements pertaining to corporate governance; and
•
Provide oversight of the risks associated with the foregoing.

Among the Nominating and Governance Committee’s other specific duties, it also is responsible for:

•
Reviewing resignations tendered by a director if, in an uncontested election, the director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors,

2026 Proxy Statement 41

and recommending to the Board whether to accept or reject the tendered resignation, or whether other action should be taken;
•
Reviewing and assessing the Company’s climate, environmental, and social responsibility policies, goals, and programs and making recommendations to management based on such review and assessment; and
•
Making recommendations to the other independent directors who will, together with the Nominating and Governance Committee, determine and approve the compensation for the non-employee independent directors.

The Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with our Bylaws, describes the process by which we intend to fill Board vacancies and add new members to the Board. The Nominating and Governance Committee also considers questions of possible conflicts of interest involving our directors and our senior executive officers and recommends to the Board those directors determined to satisfy the requirements for “independence” as set forth in our Corporate Governance Guidelines and the NYSE listing standards.

42 Darden Restaurants, Inc.

Director Compensation

Compensation of Non-Employee Directors

The terms of the Director Compensation Program apply to all directors who are elected to the Board and are not employees of the Company or any of its subsidiaries. Directors who also are our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Director Compensation Program are drawn from our shareholder-approved equity compensation plan in effect at the time and pursuant to which we are authorized to grant share-based awards to directors. Currently, grants of share-based awards to directors are made from the 2015 Plan. All of our non-employee directors have been determined by the Board to be independent under applicable NYSE listings standards and our Corporate Governance Guidelines.

Our Nominating and Governance Committee periodically reviews our Director Compensation Program and recommends any changes to the Board for approval. The Nominating and Governance Committee acts with the assistance of Pearl Meyer and Partners (Pearl Meyer), the Board’s independent compensation consultant. Pearl Meyer provides market data on director compensation programs at comparable companies, including companies in the peer groups described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Current Director Compensation Program

Our current Director Compensation Program, which has been in effect since September 2024, is set forth below.

Directors receive the following compensation amounts in accordance with each of the roles in which they serve on the Board:

All directors:	An annual cash retainer of $100,000.

An annual equity grant, which will be paid 100 percent in the form of restricted stock units (RSUs) and will have a fair market value of $185,000 at the date of grant.

Committee Chairs:	An annual cash retainer of:

Audit	$35,000

Compensation	$25,000

Nominating and Governance	$20,000

Finance	$15,000

Committee Members:	An annual cash retainer of:

Audit	$17,500

Compensation	$12,500

Nominating and Governance	$10,000

Finance	$7,500

Lead Independent Director:	An annual equity grant, which will be paid 100 percent in the form of RSUs and will have a fair market value of $60,000 at the date of grant.

Chair of the Board:	An annual cash retainer of $100,000.
An annual equity grant, which will be paid 100 percent in the form of RSUs and will have a fair market value of $100,000 at the date of grant.

The annual cash retainers are due and paid quarterly, in arrears, unless the director elects to defer the payment. Directors may elect to receive, in lieu of their cash compensation, immediately vested RSUs

2026 Proxy Statement 43

of equal value to the annual cash retainer. If the director chooses to defer payment by receiving RSUs, he or she will receive dividend equivalents on such RSUs.

For the annual equity grant delivered in RSUs, the number of RSUs received equals the award value divided by the fair market value of our common stock on the date of grant. The RSUs vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders. A director may elect to defer receipt of these RSUs until completion of Board service. Directors receive dividend equivalents on the RSUs to the extent the RSUs vest. The annual cash retainers and equity grants are pro-rated for directors who serve only a portion of the fiscal year.

Each of our directors is required to own the Company’s common shares with a value of at least five times the annual Board cash retainer, with a mandatory hold on all shares until the ownership guideline is achieved. However, the directors may sell enough shares to pay taxes in connection with their awards, even if the ownership guideline has not yet been achieved. As of May 31, 2026, all of our directors were in compliance with the stock ownership guidelines.

The Company reimburses directors for travel to Board meetings and related expenses, and for costs incurred in connection with attending continuing education programs. In addition, the Company provides a dining benefit to our directors because we believe it is important for our directors to experience dining in our restaurants in order to better perform their duties to our Company.

Fiscal 2026 Compensation of Non-Employee Directors

The table below sets forth, for each person who served as a non-employee director during fiscal 2026, the amount of fees earned or paid in cash, stock awards granted, and all other compensation for his or her service in fiscal 2026. Fees earned that were paid in the form of RSUs are detailed in the notes to the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(3)	Total ($)

M. Shân Atkins	145,000	184,988	—	—	—	86,405	416,393
Juliana L. Chugg	137,500	184,988	—	—	—	30,347	352,835
James P. Fogarty	125,000	184,988	—	—	—	47,363	357,351
Cynthia T. Jamison	200,000	284,998	—	—	—	113,596	598,594
Daryl Kenningham	130,000	184,988	—	—	—	3,539	318,527
William S. Simon	130,000	184,988	—	—	—	6,623	321,611
Charles M. Sonsteby	135,000	184,988	—	—	—	106,513	426,501
Timothy J. Wilmott	132,500	184,988	—	—	—	90,920	408,408

(1)
Includes all fees earned, including annual Board retainer, committee chair retainers, and committee member retainers.

The annual retainers were payable pro rata at the end of each fiscal quarter, and the amounts shown may have been delivered as cash or RSUs. The RSUs granted in lieu of cash fees are immediately vested; however, the settlement of the RSUs may be deferred. Amounts received as RSUs in lieu of cash fees were as follows: Mr. Kenningham, 649 units with a market value of $129,623; and Mr. Wilmott, 661 units with a market value of $132,036. The number of units delivered is based on the amount of compensation earned divided by the closing price for our common stock on the NYSE on the grant date.

(2)
Amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718) for fiscal 2026. The stock award is delivered in RSUs which vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders. Ms. Jamison, as Chair of the Board, received an annual RSU award of

44 Darden Restaurants, Inc.

1,365 units on September 17, 2025, with a fair market value of $284,998 based on the closing price of our common stock ($208.79) on the NYSE on September 17, 2025. All other directors received an annual RSU award of 886 units on September 17, 2025, with a fair market value of $184,988 based on the closing price of our common stock ($208.79) on the NYSE on September 17, 2025. Mses. Jamison and Atkins and Messrs. Sonsteby and Wilmott chose to defer the settlement date for issuance of stock under these RSUs.

The aggregate number of shares subject to outstanding stock-based awards as of May 31, 2026 for each director is provided in the table below:

Outstanding Awards

Name	Restricted Stock Units

M. Shân Atkins	14,183
James P. Fogarty	4,840
Juliana L. Chugg	7,676
Cynthia T. Jamison	19,044
Daryl Kenningham	886
William S. Simon	886
Charles M. Sonsteby	15,422
Timothy J. Wilmott	15,636

(3)
The amounts in the column reflect the dividend equivalents earned in fiscal 2026 for deferred stock units and for RSUs that vested in fiscal 2026. Ms. Chugg earned $6,929, Ms. Atkins and Messrs. Fogarty and Simon each earned $6,623, Ms. Jamison earned $18,268, Mr. Kenningham earned $3,539, Mr. Sonsteby earned $26,269, and Mr. Wilmott earned $16,550 of dividend equivalents for RSUs that vested in fiscal 2026. In addition, the following directors earned dividend equivalents on deferred stock units in fiscal 2026: Ms. Atkins $79,782; Ms. Chugg $23,418; Mr. Fogarty $40,740; Ms. Jamison $95,328; Mr. Sonsteby $80,244; and Mr. Wilmott $74,370. The Company provides a dining benefit to our directors to experience dining in our restaurants. This benefit does not appear in the Director Compensation Table because the value did not meet the minimum disclosure requirements established by the SEC.

2026 Proxy Statement 45

Stock Ownership of Management

This table shows the beneficial ownership of our common shares as of May 31, 2026 by our directors, director nominees, and executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group. Mr. Broad, our former Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, retired effective February 1, 2026; however, his beneficial ownership is reported as of May 31, 2026, based on Company records and information available to the Company. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of May 31, 2026. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares(1)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding(2)

M. Shân Atkins	14,459	*
Matthew R. Broad (3)	54,465	*
Todd A. Burrowes	88,407	*
Ricardo Cardenas	229,572	*
Juliana L. Chugg	8,212	*
James P. Fogarty	33,338	*
Cynthia T. Jamison	24,640	*
Daryl Kenningham	1,774	*
Sarah H. King	38,347	*
M. John Martin	48,667	*
William S. Simon	6,281	*
Charles M. Sonsteby	33,887	*
Rajesh Vennam	46,053	*
Timothy J. Wilmott	41,844	*
All directors and executive officers as a group (21 persons) (4)	762,475	*

* Less than one percent.

(1)
Includes common shares subject to stock options exercisable within 60 days of May 31, 2026, as follows: Mr. Broad 44,393; Mr. Burrowes, 33,531; Mr. Cardenas, 105,964; Ms. King, 30,721; Mr. Martin, 20,804; Mr. Vennam, 23,883; and all directors and executive officers, including spouses, as a group, 323,912 shares.

Includes RSUs awarded to directors and RSUs and Performance Stock Units (PSUs) awarded to executives that will settle in stock and that are vested or will vest within 60 days of May 31, 2026, as follows: Ms. Atkins, 13,297; Mr. Broad, 11,224; Mr. Burrowes, 10,582; Mr. Cardenas, 44,336; Ms. Chugg, 3,954; Mr. Fogarty, 6,790; Ms. Jamison, 17,679; Ms. King, 6,913; Mr. Martin, 10,582; Mr. Sonsteby, 14,536; Mr. Vennam, 13,090; and Mr. Wilmott, 14,750.

(2)
For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days and RSUs and PSUs settled in stock described in footnote 1 above, by (b) the sum of (i) the number of shares outstanding on May 31, 2026, plus (ii) the number of shares underlying options exercisable within 60 days and RSUs and PSUs described in footnote 1 above held by just that individual or group.

46 Darden Restaurants, Inc.

(3)
Although Mr. Broad retired as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary effective February 1, 2026, his beneficial ownership information is reported as of May 31, 2026, the date used for this table, based on Company records and information available to the Company. The beneficial ownership information reported for Mr. Broad excludes 6,510 shares underlying fully vested RSUs and 4,714 shares underlying earned PSUs that are subject to deferred settlement and will not be settled within 60 days of May 31, 2026. Because Mr. Broad does not have the right to acquire the underlying shares within 60 days of May 31, 2026, the underlying shares are not included as beneficially owned.
(4)
Mr. Broad is not included in the beneficial ownership reported for all directors and executive officers as a group.

Employee, Officer, and Director Hedging

Under the terms of the Company’s Insider Trading Policy, no officer, employee, or member of the Board of Directors of the Company should engage in short-term or speculative transactions in the Company’s securities. Short sales and transactions in publicly traded puts, calls, or other derivative securities based on the Company’s securities are prohibited for all employees, officers, and members of the Board of Directors. Insiders, including the Company’s Board of Directors, executive officers, and certain other employees designated by the General Counsel from time to time, are also prohibited from all other hedging transactions and are prohibited from pledging Company securities or holding such securities in a margin account. The full terms of the Company’s Insider Trading Policy are available on our website at www.darden.com.

2026 Proxy Statement 47

Stock Ownership of Principal Shareholders

This table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of May 31, 2026, except to the extent indicated otherwise in the footnotes. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Capital World Investors	14,682,052	(3)	12.87%
333 South Hope Street, 55th Fl.
Los Angeles, CA 90071

BlackRock, Inc.	9,215,129	(4)	8.08%
40 East 52nd Street
New York, NY 10022

Vanguard Capital Management LLC	8,623,952	(5)	7.56%
100 Vanguard Blvd.
Malvern, PA 19355

Wellington Management Group LLP	6,848,992	(6)	6.00%
280 Congress Street
Boston MA 02210

(1)
“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly, but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell, or acquire them within 60 days.
(2)
The figures reported are expressed as a percentage of the total of 114,077,969 common shares outstanding on May 31, 2026.
(3)
Based on a Schedule 13G/A filed May 13, 2025, as of March 31, 2025, Capital World Investors beneficially owned an aggregate of 14,682,052 shares and had sole power to vote 14,540,750 shares and sole dispositive power over 14,682,052 shares.
(4)
Based on a Schedule 13G/A filed January 21, 2026, as of December 31, 2025, BlackRock, Inc. beneficially owned an aggregate of 9,215,129 shares and had sole power to vote 8,541,487 shares, sole dispositive power over 9,215,129 shares, and shared dispositive power over 0 shares.
(5)
Based on a Schedule 13G filed April 29, 2026, as of March 31, 2026, Vanguard Capital Management, LLC beneficially owned an aggregate of 8,623,952 shares and had sole power to vote 1,149,954 shares, shared voting power to vote 0 shares, sole dispositive power over 8,623,952 shares, and shared dispositive power over 0 shares.
(6)
Based on a Schedule 13G/A filed May 15, 2026, as of March 31, 2026, Wellington Management Group beneficially owned an aggregate of 6,848,992 shares and had sole power to vote 0 shares, shared voting power to vote 6,815,071 shares, sole dispositive power over 0 shares, and shared dispositive power over 6,848,992 shares.

48 Darden Restaurants, Inc.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information on our executive compensation program and aligns with the amounts shown in the executive compensation tables that follow. This CD&A covers the compensation of our NEOs, who are the six executive officers named below, all of whom serve as executive officers of the Company as of the date of this Proxy Statement, except for Mr. Broad, our former Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, who retired effective February 1, 2026.

Name	Position with Company at Fiscal 2026 Year-End
Ricardo Cardenas	President and Chief Executive Officer
Rajesh Vennam	Senior Vice President, Chief Financial Officer
Todd A. Burrowes	Group President and President, Chuy’s
M. John Martin	Group President
Sarah H. King	Senior Vice President, Chief People Officer
Matthew R. Broad	Former Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary

Introduction

The Compensation Committee believes that our success depends in large measure on our ability to attract and retain highly qualified leaders who are motivated to serve with purpose on behalf of our Company, our team members, and our stakeholders. During fiscal 2026, Darden’s management demonstrated excellence in execution as we proved the strength of our competitive advantages.

2026 Proxy Statement 49

Executive Summary

During fiscal 2026, our business continued to grow and perform at a steady pace, with results in alignment with Darden’s long-term framework. We opened new restaurants, grew sales across the brand portfolio, and continued to benefit from our robust strategic planning and other strategic advantages. Our strong financial performance reflected the dedication and experience of our restaurant teams and the tenacious leadership of our executive team, despite a continued inflationary environment. Our fiscal 2026 pay outcomes reward that excellent performance.

Fiscal 2026 Compensation and Performance Highlights Included	Financial Highlights for Fiscal 2026:

People Highlights:

•
Our extensive training programs facilitated career advancement for our restaurant team members. In fiscal 2026, we promoted 1,374 hourly team members into management positions.
•
We regularly invest in comprehensive benefits that allow our team members to build both health and wealth. In fiscal 2026, we invested an additional $9.5 million to continue to maintain competitive medical premiums for our team members.

Compensation Highlights:

•
We continued the annual incentive plan design adopted in fiscal 2025, with a single performance period and separate metrics for Darden (30% SRS, 70% EPS) and specific Brands (30% SRS, 70% Operating Income).
•
We continued the long-term incentive award mix (25% RSUs, 25% Options, and 50% PSUs), and made no changes to award designs.

➢ Our strong performance and stable performance-based plan design resulted in the following strong compensation program results commensurate with our performance:

•
Darden payout under the Annual Incentive Plan at 155% of target for the NEOs;
•
Payout on the PSUs granted in fiscal 2024 at 103% of target; and
•
RSUs and Stock Options increased in value commensurate with the increase in shareholder value.

$10.44 Diluted net EPS

Achieved sales of $13.2 billion

Opened 43 net new restaurants

Darden SRS grew 4.5% during fiscal 2026[1]

Achieved 11.7% TSR (as defined by EPS growth plus dividend yield)
(1) Annual SRS is a 52-week metric and excludes Chuy's and Bahama Breeze

50 Darden Restaurants, Inc.

Process for Determining Executive Compensation

The Compensation Committee is responsible for approving the Company’s executive compensation structure and resulting pay outcomes for our NEOs. It is the intent of the Compensation Committee that pay outcomes for the NEOs clearly demonstrate our commitment to linking pay outcomes to business results and shareholder value creation, with a focus on retaining our senior executives and engaging our leadership team. The Compensation Committee is responsible for (a) the design of executive compensation structure and programs and (b) approving rigorous goals, evaluating results, and determining payouts with respect to the Company’s annual and long-term incentives. The Compensation Committee considers multiple sources of data and information when determining the structure, programs, and resulting pay outcomes, including shareholder feedback solicited by management during shareholder engagement meetings.

Executive Pay Governance

The Compensation Committee continues its commitment to sound overall governance of executive compensation by adhering to the following practices:

What we do:	What we don’t do:
• Fully independent Compensation Committee	• No guaranteed bonuses
• Independent executive compensation consultant	• No excise tax gross ups
• Majority of our target pay opportunity for our NEOs is in the form of “at risk” incentives	• No option repricing
• Annual incentives have multiple performance measures and capped payouts to mitigate risk	• No dividends paid on unvested long-term incentives
• Long-term incentives granted in multiple award types to achieve multiple objectives	• No hedging, pledging, or short sales of Company securities by officers or directors (more details on these policies under Employee, Officer, and Director Hedging above)
• Clawback policy to require us to recover incentive compensation in the event of a financial restatement regardless of fraud or misconduct	• No excessive perks
• Robust executive officer and outside director stock ownership requirements with mandatory holding requirements until requirements are met	• No automatic single-trigger change in control payments
• Minimum three-year vesting period on annual equity awards	• No executive officer employment agreements
• Regular shareholder engagement process

The Compensation Committee considered these practices in designing the CEO Special Equity Award (as defined below), which was granted to the Company’s President and CEO in September 2025. Further, consistent with the Compensation Committee’s practice of granting special awards only in limited circumstances, the CEO Special Equity Award was structured with rigorous performance and vesting conditions and other governance features intended to reinforce pay-for-performance alignment and protect shareholder interests. Selected key features of the award are summarized in the table below.

2026 Proxy Statement 51

Please see “CEO Special Equity Award” below for a more detailed description of the CEO Special Equity Award.

Key Features of the CEO Special Equity Award:
• 100% performance-based: The award is granted entirely in PSUs.
• Extended vesting period: The award has an approximately five-year vesting period, which is longer than the vesting period for the Company’s standard PSUs awards.
• More rigorous relative TSR goals: Threshold, target, and maximum vesting require stronger relative TSR performance than under the Company’s standard PSU awards.
• Maximum value cap: Earned PSUs are subject to a cap such that their value cannot exceed five times the target grant value on the grant date.
• Negative TSR cap: Vesting is capped at 100% if the Company’s TSR over the performance period is negative.

Independent Consultant

Pearl Meyer has served as the independent consultant to the Compensation Committee since fiscal 2015. In selecting and retaining Pearl Meyer, the Compensation Committee considered the independence factors prescribed by the SEC and the NYSE and determined that Pearl Meyer is independent and that its engagement did not raise any conflicts of interest. In its role as independent consultant, Pearl Meyer reports directly to, and is directed by, the Compensation Committee. Its primary services include assisting with peer group development and review, periodic competitive market studies, periodic review and advice regarding variable pay program designs and executive compensation policies, providing updates on emerging practices and trends, and attending Compensation Committee meetings. The Compensation Committee conducts an annual performance evaluation of the independent consultant.

Compensation Peer Group

The Compensation Committee periodically reviews the pay levels and practices of peer companies in order to assess the competitive positioning of Darden’s pay levels and plan designs. After a thorough review of the peer group and the retail, restaurant, and hospitality industries, in December 2025, Pearl Meyer recommended, and the Compensation Committee decided, to maintain the same executive compensation peer group for fiscal 2026 as for fiscal 2025:

FY 2026 Peer Group
Advance Auto Parts, Inc.	Hilton Worldwide Holdings Inc.
Aramark Corporation	Marriott International, Inc.
AutoZone, Inc.	O’Reilly Automotive, Inc.
Bath & Body Works, Inc.	Restaurant Brands International, Inc.
Burlington Stores, Inc.	Ross Stores, Inc.
Carnival Corporation & plc	Royal Caribbean Cruises Ltd.
Chipotle Mexican Grille, Inc.	Tractor Supply Company
Dick’s Sporting Goods, Inc.	Ulta Beauty, Inc.
Domino’s Pizza, Inc.	Yum! Brands, Inc.

52 Darden Restaurants, Inc.

This peer group consists of 18 companies in the restaurant, retail, and hospitality industries with financial characteristics within a tight range of the Company’s own characteristics, including more peers that are members of the S&P 500. Our peer group reflected a median market capitalization of $34 billion and corporate revenue of $12.8 billion, each as of November 2025.

The peer group extends beyond restaurant operators because there are a limited number of restaurant operators of comparable size to Darden and because the Company competes for talent with, and has some business model similarities to, companies in the retail and hospitality industries and other members of the S&P 500.

2026 Proxy Statement 53

Executive Compensation Philosophy and Strategy

Darden’s executive talent and Total Rewards philosophy remains unchanged and is focused on attracting, motivating, and rewarding highly-qualified executives for achieving business results and demonstrating leadership behaviors that drive our results-oriented people culture. We are committed to a pay-for-performance philosophy that includes high standards of ethical behavior and corporate governance, and we structure compensation programs with the following principles in mind:

•
Compensation Design Supports Our Business Strategy and Is Aligned with Shareholders’ Interests – We have designed our Total Rewards program, and our incentive plans in particular, to meet our primary goal of aligning with shareholders; specifically, to drive strong and sustainable sales and earnings growth balanced with prudent capital management to maximize total shareholder return (TSR).
•
The Majority of Compensation Is Aligned with Company Performance – Total direct compensation (salary, annual incentives, and long-term incentives) for our NEOs is structured so that more than two-thirds of the total value at target is attributable to Company performance.

The target pay opportunities approved by the Compensation Committee reflect this pay for performance with 90 percent of Mr. Cardenas’ target total direct compensation (excluding the value of the CEO Special Equity Award granted to him in September 2025, as further described below) and 77 percent of the other NEOs’ target total direct compensation tied to performance. As noted further below, in September 2025, the independent directors of the Board, upon the recommendation of the Compensation Committee, granted our President and CEO a special equity award, with 100% of the target grant value delivered in the form of PSUs vesting based on the Company’s relative TSR performance over an approximately five-year performance period.

Fiscal 2026 CEO and Other NEO Total Direct Compensation Mix at Target(1)

(1)
Percentages are calculated based on salary and incentive targets in place at fiscal 2026 year end and do not include the CEO Special Equity Award granted to Mr. Cardenas in September 2025.
(2)
Reflects the average of the NEOs as of the end of fiscal 2026, other than Mr. Cardenas.

54 Darden Restaurants, Inc.

Executive Compensation Program Elements

Our Total Rewards program for NEOs is comprised of base salary, annual incentives, long-term incentives, and modest perquisites as well as health and retirement plans available to our U.S. salaried employees.

Base Salary	Paid in cash	Helps to attract and retain highly qualified executives to carry out our strategic objectives

Annual Incentives	Paid in cash	• Drives Company performance • Target bonus opportunity set as a percentage of base salary • Actual payout based on financial performance against pre-established objectives

Long-Term Incentives	Awarded 25% in Options, 25% in RSUs, and 50% in PSUs	• Drives Company performance and aligns interests of executives with those of shareholders • Retains executives through long-term vesting • Provides potential wealth accumulation

Base Salary

We provide competitive base salaries to our NEOs in recognition of their job responsibilities. In addition to external competitive market data (what our peer companies and the general industry pay for similar positions), we consider individual work experience, leadership, knowledge, and internal parity among those performing similar jobs when setting salary levels. Annual salary increases are primarily driven by individual performance and contributions while also considering the relative position of the individual’s salary to market data and are reviewed at the June Compensation Committee meeting with any approved increases generally effective in fiscal August.

Named Executive Officer (1)	Base Salary at fiscal 2026 year-end

Ricardo Cardenas	$1,300,000
Rajesh Vennam	$800,000
Todd A. Burrowes	$800,000
M. John Martin	$800,000
Sarah H. King	$625,000

(1) Matt Broad retired as SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary effective February 1, 2026, and accordingly, is not included in this table, which reflects the annualized base salaries of our NEOs in effect as of fiscal 2026 year-end. Compensation earned by Mr. Broad during fiscal 2026 is reflected in the Summary Compensation Table and other applicable compensation tables below.

2026 Proxy Statement 55

Annual Incentive Plan

As discussed above, we provided annual cash incentive opportunities to our NEOs for fiscal year 2026 pursuant to the Darden Restaurants, Inc. Annual Incentive Plan adopted effective June 1, 2020. In June 2025, the Compensation Committee set targets and metrics for fiscal 2026. Under the annual incentive plan design, “Target Bonus Opportunity” is determined by multiplying Base Salary Earnings by the Target AIP%. The annual incentive amounts awarded for fiscal 2026 to our NEOs were based on the Target Bonus Opportunity multiplied by the Company or business unit performance rating, per the following formula approved by the Compensation Committee:

Base Salary Earnings	x	Target AIP%	x	Company Performance Rating

Rigorous Goal Setting

The Company maintains a rigorous annual business planning and long-term strategic planning process that we consider one of our key competitive advantages. The core financial objective of these plans is to achieve long-term total shareholder returns for our shareholders of 10 to 15 percent, as reflected in our long-term value creation framework. The Company’s management creates the annual business plan in consultation with the Board and reports on progress with respect to the plan throughout the year. The annual business plan includes specific measurable goals for all key measures that the Company and the Board believe are necessary in order to achieve that long-term objective, and the Compensation Committee sets performance measures under the Annual Incentive Plan based upon the goals set out in these business plans.

One of Company’s key compensation performance metrics is same-restaurant sales growth. Same-restaurant sales growth is a year-over-year comparison of each period’s sales volumes for restaurants open at least 16 months. Same-restaurant sales growth is a key one-year indicator of performance in our industry and does not take into account the sales from new restaurants opened or acquired during the fiscal year. The Company’s long-term value creation framework includes an annual target, over time, for Darden same-restaurant sales growth of 1.5 to 3.5 percent. Our second and more heavily weighted annual performance measures are Diluted Net EPS or Business Unit Operating Income. Earnings per share growth is one of the main components of total shareholder return, the ultimate objective of our long-term value creation framework.

The performance rating for each NEO for fiscal 2026 is the Darden Company Performance Rating.

Darden Company Performance Rating

Performance Measure	Minimum	Target	Maximum	Weight

Darden Adjusted Diluted Net EPS, fiscal 2026	$9.50	$10.26	$11.02	70%

Darden same-restaurant sales growth	0.0%	2.4%	4.8%	30%

The Compensation Committee (and the independent directors, with respect to Mr. Cardenas) established threshold, target, and maximum performance goals for each annual performance metric which would result in total potential payouts ranging from 0 to 200 percent of each participant’s target bonus opportunity. Consistent with the plan for fiscal 2025, the payout curves for the fiscal 2026 annual incentives were designed to include a flat area, or “strike zone,” providing for a target payout for results that “straddle” the EPS or operating income targets by a set percentage.

56 Darden Restaurants, Inc.

Performance and Pay Results

The Compensation Committee (and the independent directors, with respect to Mr. Cardenas) evaluated the Company’s financial performance and certified the following performance results and the Darden Company Performance Rating as follows:

Darden Company Performance Rating	Target	Results	Weight	Company Performance Rating (% of Target)

Darden Adjusted Diluted Net EPS fiscal 2026	$10.26	$10.64	70%	143%

Darden same-restaurant sales growth	2.4%	4.5%	30%	185%

TOTAL Company performance rating				155%

** Darden Adjusted Diluted Net EPS is a non-GAAP number, reconciliation to the nearest GAAP number is as follows:

Darden	Fiscal 2026
Reported Diluted Net EPS from Continuing Operations	$ 10.44
Adjustments:

Closed Restaurant and Strategic Review Costs	$ 0.13
Impairment due to Restaurant Closures	$ 0.22
Income Tax Adjustments and Benefits	$ 0.06
Chuy's Integration Related One-Time Costs	$ 0.06
Gain on Olive Garden Canada Sale	($ 0.27)
Adjusted Diluted Net EPS from Continuing Operation (Adjusted Diluted Net EPS)	$ 10.64

The final individual annual incentive awards for the NEOs employed by the Company as of the end of fiscal 2026 as determined by the Compensation Committee (and the independent directors, with respect to Mr. Cardenas) are set forth below.

Named Executive Officer	Target % of Salary	Business Weighting	Total Payout (% of Target)	Actual Award(1)

Ricardo Cardenas	200%	Darden 100%	155%	$4,107,501

Rajesh Vennam	90%	Darden 100%	155%	$1,137,462

Todd A. Burrowes	95%	Darden 100%	155%	$1,194,282

M. John Martin	95%	Darden 100%	155%	$1,194,282

Sarah H. King	85%	Darden 100%	155%	$839,273

(1)
Actual awards are based on actual salary paid during fiscal 2026

Long-Term Incentives

The purpose of the long-term incentive program is to motivate and reward achievement of our long-term objectives of winning financially and creating long-term value for our shareholders. The long-term awards made in July 2025 for the fiscal 2026 grants were made under the 2015 Plan.

For fiscal 2026, we made no changes to our long-term incentive plan compared to fiscal 2025. Continued emphasis was placed on the pay and performance linkage by granting one half of the total long-term incentive grant value in PSUs tied to relative TSR, with the reference index set as the S&P 500 Index. The maximum payout opportunity percentage was 200%, consistent with the fiscal 2025 grants. The other half of the grant value was equally split between stock options and RSUs.

Performance Stock Units — Relative TSR (1/2 of the grant value):

•
Share denominated units;

2026 Proxy Statement 57

•
Vest 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date (other than the CEO Special Equity Award granted to Mr. Cardenas in September 2025, which has an approximately five-year vesting period);
•
0 – 200 percent payout opportunity based upon relative TSR as compared to the companies in the S&P 500 Index at the time of the grant; and
•
Settled in stock, with dividends paid in cash at time of settlement.

Stock Options (1/4 of the grant value):

•
Granted with an exercise price equal to the closing stock price on the grant date;
•
Vest 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date; and
•
Maximum term of 10 years.

Restricted Stock Units (1/4 of the grant value):

•
Share denominated units;
•
Vest 100 percent on the third anniversary of the grant date; and
•
Settled in stock, with dividends paid in cash at the time of settlement.

Fiscal 2026 Annual Long-Term Incentive Grants

The Compensation Committee (and the independent directors, with respect to Mr. Cardenas) approved grants to the following NEOs, effective July 23, 2025, in accordance with the plan design, as detailed below:

Named Executive Officer	Target Grant Value	Number of Options(1)	Number of Restricted Stock Units(2)	Target Number of PSUs(2)

Ricardo Cardenas (3)	$9,750,000	33,011	11,257	22,513
Rajesh Vennam	$2,750,000	9,311	3,175	6,350
Todd A. Burrowes	$1,500,000	5,079	1,732	3,464
M. John Martin	$1,500,000	5,079	1,732	3,464
Sarah H. King	$1,350,000	4,571	1,559	3,117
Matthew R. Broad (4)	$1,700,000	5,756	1,963	3,925

(1)
Number of options based on the Black-Scholes valuation on the first day of the fiscal year and the average closing stock price on the NYSE for the two fiscal weeks ending before the week prior to the grant date.
(2)
Number of Restricted Stock Units and Target Number of PSUs based on the average closing stock price on the NYSE for the two fiscal weeks ending before the week prior to the grant date.
(3)
Does not include the CEO Special Equity Award granted to Mr. Cardenas in September 2025. Please see “CEO Special Equity Award” below for a description of the CEO Special Equity Award.
(4)
Mr. Broad retired as SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary effective February 1, 2026. Equity awards granted to Mr. Broad during fiscal 2026 reflect the target grant value approved by the Compensation Committee; outstanding awards were treated in accordance with the applicable award agreements in connection with his retirement.

Performance Results and Payouts from Prior Long-Term Incentive Plan Grants

Fiscal 2026 was the final year of the three-year performance period for PSUs that were granted at the beginning of fiscal 2024 for the performance period covering fiscal 2024-2026 (the 2024 grants). For the 2024 grants, made under our 2015 Plan, the PSUs are settled in stock, and the number of shares earned are based upon the results of a three-year performance period. The earned PSUs vest in two

58 Darden Restaurants, Inc.

tranches: 50 percent of the earned PSUs vested on July 27, 2026, and the remaining earned PSUs will vest on July 27, 2027. Payout of the PSUs is based on three-year relative TSR versus the S&P 500 Index.

The Compensation Committee certified that the Company’s three-year TSR performance ranked at the 51st percentile of the peer group’s performance. The Compensation Committee determined that no adjustments should be made to the resulting payout. See footnote 3 to the “Outstanding Equity Awards at Fiscal Year-End” table for the number of earned PSUs for each NEO.

Measure and Targets

Darden Relative TSR Percentile Rank(1)	Earned Percentage

>75th	200%
75th	200%
50th	100%
25th	50%
<25th	0%

Results	Target Percentile	Percentile Result	Earned Percentage(1)

FY 2024-26	50th	51st	103%

(1)
Straight line interpolations between the 25th and 50th percentiles and between the 50th and 75th percentiles, capped at 200% of target based on targets under the 2024 grants.

CEO Special Equity Award

On September 17, 2025, the independent directors of the Board, upon the recommendation of the Compensation Committee, unanimously approved a special equity grant for Mr. Cardenas, our President and Chief Executive Officer (the CEO Special Equity Award).

In recommending and approving the CEO Special Equity Award, the Compensation Committee considered the increased retention risk relating to the Company’s President and CEO, particularly in light of his strong performance, and the external market demand for executives with his experience and capabilities. With the support of Pearl Meyer, the Compensation Committee conducted a comprehensive quantitative and qualitative review of relevant market data and practices. The Compensation Committee’s objective was to establish an award that would support the retention of Mr. Cardenas by providing an additional performance-based pay opportunity linked directly to the achievement of superior TSR relative to the S&P 500 Index.

As part of its assessment, the Compensation Committee also reviewed special and one-time equity awards granted to chief executive officers at companies of comparable size and operating complexity, as well as broader market practices with respect to such awards. Pearl Meyer advised, and the Compensation Committee considered, that similar awards had been granted recently and with some frequency within the restaurant, retail, and broader hospitality industries.

Based on this review and benchmarking against similar awards at comparable companies, the Compensation Committee determined that an award with a target grant value of $17 million, structured as entirely at-risk and performance-based, was appropriate. The Compensation Committee concluded that the CEO Special Equity Award provides a competitive and reasonable compensation opportunity relative to the market, while reinforcing the Company’s pay-for-performance philosophy and long-term objectives of winning financially and creating long-term value for our shareholders.

2026 Proxy Statement 59

The CEO Special Equity Award consists of a grant of PSUs with a target grant value of $17 million, which will vest on July 24, 2030 (the Vesting Date), subject to achievement of performance targets and continued service. The award was granted on September 24, 2025 (the Special Award Grant Date), with the target number of PSUs determined based on the average closing stock price on the NYSE for the two fiscal weeks ending before the week prior to the Special Award Grant Date (the Target PSUs). The number of PSUs that can be earned will range from 0% to 200% of the Target PSUs, based on the Company’s TSR relative to the TSR of the constituent companies on the S&P 500 Index as of the Special Award Grant Date measured from September 24, 2025 through May 26, 2030 (the Performance Period).

The CEO Special Equity Award incorporates the following key features:

Entirely Performance-Based:

100% of the CEO Special Equity Award is in the form of PSUs.

Extended Vesting Period:

The CEO Special Equity Award has an approximately five-year vesting period, longer than the three- to four-year vesting period for PSUs typically awarded by the Company and certain of the companies in the Company’s compensation peer group.

Relative TSR Performance Goal:

PSUs earned under the CEO Special Equity Award will vest based on the Company’s TSR relative to the constituents of the S&P 500 Index over the Performance Period. To incentivize above-market performance, the Company’s relative TSR over the Performance Period must be at or above:

•
The 45th percentile of the comparator group to achieve threshold performance;
•
The 55th percentile of the comparator group to achieve target performance; and
•
The 80th percentile of the comparator group to achieve maximum performance.

Accordingly, the CEO Special Equity Award requires stronger relative TSR performance for threshold, target, and maximum vesting than the Company’s standard PSU awards.

Maximum Value Cap:

The CEO Special Equity Award agreement provides that the number of PSUs earned is subject to a cap such that the value of the PSUs earned does not exceed five times the target value of the award on the Grant Date.

Vesting Capped if TSR is Negative:

Regardless of the Company’s relative TSR, vesting for the CEO Special Equity Award will be capped at 100% of target if the Company’s actual TSR over the performance period is negative.

Termination Provisions:

In the event of a termination without cause or due to disability or death, any earned PSUs will vest on a prorated basis based on actual performance through the end of the Performance Period. In such event, the Performance Period will be deemed to end on the termination date or, in the case of

60 Darden Restaurants, Inc.

disability, the date on which Mr. Cardenas is determined to be disabled, as applicable, and the proration will be measured through the applicable date.

In the event of retirement, termination for cause by the Company, or voluntary resignation, the CEO Special Equity Award will be forfeited in its entirety.

In the event of a qualifying termination following a Change in Control (as defined in the discussion under the heading "Potential Payments Upon Termination or Change in Control"), if, within two years following the consummation of a Change in Control that occurs after the Special Award Grant Date, Mr. Cardenas's employment is terminated by the Company without cause, the earned percentage will be deemed to be 100%, and he will become immediately and unconditionally vested in all earned PSUs.

Restrictive Covenants:

The CEO Special Equity Award agreement includes non-competition and non-solicitation covenants applicable during employment and for 24 months following termination of employment. In the event of a breach, any shares delivered upon vesting are subject to recoupment, and any unvested PSUs will be immediately forfeited.

The Compensation Committee and the independent directors maintain a strong commitment to compensation governance best practices and have historically granted special or one-time awards only in limited circumstances. The Board and the Compensation Committee designed the CEO Special Equity Award to be entirely at risk and tied to the achievement of rigorous five-year TSR performance goals relative to the TSR of the constituent companies on the S&P 500 Index with an approximately five-year vesting schedule.

The Compensation Committee takes seriously its responsibility to effectively incentivize, retain, and appropriately reward our key executive leaders while satisfying the Company’s primary goal of aligning with shareholders by driving strong and sustainable sales and earnings growth balanced with diligent capital management to maximize long-term TSR. The independent directors of the Board unanimously believe this retention award is appropriately and rigorously designed to achieve these objectives, including sustaining continuity of leadership.

NEO Total Compensation Changes for Fiscal 2027

In accordance with our annual review process, the Compensation Committee (and the independent directors with respect to the President and CEO) reviews each actively employed NEO’s total direct compensation and evaluates each NEO’s individual performance, Company and business unit performance, and each officer’s target compensation opportunity relative to updated market data provided by Pearl Meyer. In June 2026, the independent directors with respect to the President and the CEO, and the Compensation Committee with respect to the other NEOs, approved the base salary, annual incentive target bonus opportunity amount, and long-term incentive program Target Grant Amount of each of our NEOs effective for fiscal 2027, which included increases to certain amounts to better align the total compensation of each of our NEOs with comparable positions within our peer group, reward individual performance, or to reflect tenure in position, retention priority for key positions, and/or changes in responsibilities. Changes to Base Salary with respect to the NEOs were effective August 3, 2026.

2026 Proxy Statement 61

Named Executive Officer	Base Salary for fiscal 2027	Target Annual Incentive Percentage for fiscal 2027	Target Value of Long-term Incentive for fiscal 2027

Ricardo Cardenas	$1,350,000	200%	$10,250,000
Rajesh Vennam	$800,000	100%	$3,000,000
Todd A. Burrowes	$800,000	100%	$1,600,000
M. John Martin	$800,000	100%	$1,600,000
Sarah H. King	$625,000	85%	$1,450,000

Other Programs, Policies, and Practices

Perquisites

We provide limited perquisites to our NEOs that we believe are appropriate to enable business continuity and minimize work distractions. During fiscal 2026, these benefits included an allowance toward a company car, limited reimbursement for financial planning assistance, unsubsidized group liability insurance, and an executive physical program.

Other Benefits

Our NEOs receive the same employee benefits provided to other salaried U.S. employees, but are not eligible to actively participate in Darden’s qualified savings plan (the Darden Savings Plan). Instead, we award amounts under our FlexComp Plan for our NEOs in place of participation under the Darden Savings Plan. The FlexComp Plan also allows active participants (approximately 900) to defer receipt of portions of their base salaries and annual incentive compensation. See the discussion under the heading “Non-Qualified Deferred Compensation” for further details regarding the terms of participation under the FlexComp Plan.

Stock Ownership Guidelines

In keeping with our objective of aligning our executives’ interests with our shareholders’ interests, we require our executives to hold equity in the Company equal in value to a designated multiple of their salaries. Under the Company’s stock ownership policy, the CEO must hold 100 percent and any other officer must hold 50 percent of any net after tax shares issued to them until they achieve the required stock ownership level. The required ownership values for our actively employed NEOs vary based on the executive’s level of responsibility as follows:

Named Executive Officer	Required Ownership as a Multiple of Base Salary

Ricardo Cardenas	6x
Rajesh Vennam	4x
Todd A. Burrowes	4x
M. John Martin	4x
Sarah H. King	2x

The Compensation Committee monitors compliance with the ownership guidelines. Each of the NEOs remained in compliance with the ownership guidelines as of May 31, 2026.

Policy on Granting Equity Awards

Our equity awards policy provides that incentive equity grants to employees, including stock option grants, are made once per year and are effective on the last Wednesday in fiscal July. The Company

62 Darden Restaurants, Inc.

may also grant equity awards for special purposes such as retention, recognition, or promotion, and such special awards are made effective on any date determined by the Compensation Committee, the Board, or authorized individual approving the award. The grant date for equity awards is never a date prior to approval. Our equity awards policy also provides that the timing of the public release of material information or the grant of an equity-based award may not be manipulated with the intent of benefiting an award recipient, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The exercise price of stock options may not be less than the fair market value of our common stock on the date of the grant as measured by the closing sales price of our common stock on the NYSE.

Recoupment and Forfeiture of Compensation

We have adopted a clawback policy, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, and is available through our website, www.darden.com. Under this policy, if we are required to restate our financial statements, we are generally required to recover reasonably promptly from any current or former executive officer any incentive-based compensation that would not have been paid but for the incorrect financial statements. The recovery requirement applies to incentive-based compensation received during the three fiscal years preceding the restatement. Incentive-based compensation is any compensation that is granted, earned or vested, based on the achievement of a financial reporting measure. Incentive-based awards include annual incentive awards under our Annual Incentive Plan and PSU awards under our 2015 Plan.

Employment Agreements

We do not have employment agreements in place with any of our named executive officers.

Insider Trading Policy

We have adopted an insider trading policy, which prohibits the purchase and sale of our securities by any director, officer, and employee that may be in possession of material and non-public information relating to the Company. Our insider trading policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as the rules and regulations of the NYSE. The insider trading policy provides guidance as to what constitutes material information and when information becomes public. The insider trading policy addresses transactions by family members and under Company plans, as well as other transactions which may be prohibited. For more information about our insider trading policy, please see the full text of the Insider Trading Policy, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, and is available through our website, www.darden.com.

Change in Control Agreements

All of our NEOs are parties to Change in Control Agreements that reflect current market practices and governance best practices. The Change in Control Agreements provide for severance benefits (between 1.5 and 2.0 times base salary and target bonus) in the event of a termination of employment within 24 months of a change in control of the Company. Please see the discussion under the heading “Potential Payments Upon Termination or Change in Control” for further discussion of the Change in Control Agreements.

Tax Considerations

In designing our compensation programs, we take into account the various tax, accounting, and disclosure rules. We anticipate that a significant portion of our incentive awards for fiscal 2026 will not

2026 Proxy Statement 63

be deductible when paid due to the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code (the Code). There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs initially granted before fiscal 2026 will ultimately be deductible by the Company.

Shareholder Engagement and Results of Say on Pay Advisory Vote

At the 2025 Annual Meeting of Shareholders, approximately 96.12 percent of the votes cast were in favor of the advisory vote to approve executive compensation. We believe that these vote results, together with feedback received during the Company’s ongoing shareholder engagement, reflect that shareholders are pleased with the structure of the Company’s compensation programs put into place by the Compensation Committee for fiscal 2026 as discussed above. Any changes were not the result of shareholder engagement or the 2025 vote results. The Compensation Committee and Board are committed to serving Darden’s shareholders, will continue to consider results from the annual “say on pay” advisory vote, including the results from the upcoming 2026 Annual Meeting of Stockholders, and plan to continue regular dialogue with shareholders as we move forward.

Compensation Committee Report

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis with Darden’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026.

Respectfully submitted,

The Compensation Committee

Timothy J. Wilmott, Committee Chair

Daryl A. Kenningham

William S. Simon

64 Darden Restaurants, Inc.

Compensation Committee Interlocks and Insider Participation

As of the date of this Proxy Statement, the Compensation Committee consists of Mr. Wilmott as the Chair and Messrs. Kenningham and Simon as members. During all of fiscal 2026, all members of the Compensation Committee were independent directors, and no member was an officer, former officer, employee, or former employee of the Company. In addition, none of the Company’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of another entity whose executive officer served on the Company’s Board of Directors or Compensation Committee.

Assessment of Risk of Compensation Programs

We believe that our compensation programs for executives and other employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. Specifically, we believe that the following features of our compensation programs (discussed in more detail in the "Compensation Discussion and Analysis" section above) help manage or mitigate risk:

•
The Company has allocated compensation among base salary and short-term and long-term compensation target opportunities for executives in such a way as to not encourage excessive risk taking. Incentive compensation is not overly weighted toward short-term incentives. In addition, both short-term and long-term incentives are subject to maximum payment amounts;
•
The mix of equity award instruments used under our long-term incentive program (a) includes full value awards; and (b) performance-based awards including stock options and PSUs (which vest based on TSR relative to the S&P 500);
•
Our annual and long-term compensation plans are reviewed by the Compensation Committee and any risks embedded in those plans are discussed and evaluated for appropriateness. Our incentive opportunities are designed to drive strong, sustainable growth and shareholder return;
•
The multi-year vesting of our equity awards aligns incentive compensation with shareholders’ interests by rewarding long-term stock appreciation rather than short-term performance;
•
Our performance criteria and objectives balance performance and sustainability of performance by setting a variety of goals, including same-restaurant sales growth and earnings per share growth;
•
Our Stock Ownership Guidelines encourage a focus on long-term growth in shareholder value; and
•
Our policies regarding recoupment and forfeiture of compensation discourage excessive or inappropriate risk-taking.

2026 Proxy Statement 65

Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended May 31, 2026, May 25, 2025, and May 26, 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ricardo Cardenas	2026	1,325,000	—	25,879,154	2,380,093	4,107,501	—	1,124,230	34,815,979

President and Chief	2025	1,265,385	—	8,103,687	2,194,486	1,898,077	—	534,236	13,995,870

Executive Officer	2024	1,082,692	—	6,807,950	1,888,651	1,753,962	—	471,172	12,004,427

Rajesh Vennam	2026	815,385	—	2,403,189	671,323	1,137,462	—	435,280	5,462,639

Senior Vice President,	2025	791,346	—	2,277,870	616,848	712,212	—	240,013	4,638,289

Chief Financial Officer	2024	741,346	—	1,724,663	478,483	720,589	—	199,550	3,864,631

Todd A. Burrowes	2026	811,058	—	1,310,968	366,196	1,194,282	—	410,154	4,092,658

Group President and	2025	770,673	—	1,314,136	355,857	732,139	—	319,422	3,492,227

President, Chuy's	2024	747,404	—	1,361,513	377,752	1,119,012	—	319,492	3,925,173

M. John Martin	2026	811,058	—	1,310,968	366,196	1,194,282	—	416,271	4,098,775

Group President	2025	770,673	—	1,314,136	355,857	345,570	—	269,819	3,056,055

	2024	747,404	—	1,361,513	377,752	153,367	—	237,095	2,877,131

Sarah H. King	2026	612,981	—	1,179,748	329,569	839,273	—	279,569	3,241,140

Senior Vice President,	2025	—	—	—	—	—	—	—	—

Chief People Officer	2024	—	—	—	—	—	—	—	—

Matthew R. Broad	2026	450,000	—	1,485,540	415,008	592,875	—	305,158	3,248,581

Former Senior Vice President,	2025	643,077	—	1,226,480	332,163	546,615	—	263,092	3,011,426

General Counsel, Chief Compliance	2024	605,673	—	1,270,810	352,528	556,008	—	233,764	3,018,783

Officer and Corporate Secretary

(1)
Amounts reflect the actual base salary earned by the NEO in fiscal 2026, fiscal 2025, and fiscal 2024, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. Mr. Broad retired from the Company, effective February 1, 2026, and the fiscal 2026 salary amount reported for him reflects his actual salary earned through his retirement date and has not been annualized.
(2)
The Company made annual incentive payments for fiscal 2026, fiscal 2025, and fiscal 2024 based upon achieving performance measures that were established under the Company’s Annual Incentive Plan. Those annual incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column of this table.
(3)
Amounts in these columns represent the grant date fair value of awards computed in accordance with ASC Topic 718 for each of fiscal 2026, fiscal 2025, and fiscal 2024. The assumptions used in calculating these amounts in accordance with ASC Topic 718 are included in Note 15 (under the heading Stock-Based Compensation) to the Company’s audited financial statements included in the Company’s 2026 Annual Report on Form 10-K. The PSU awards granted to all NEOs in fiscal 2026 vest based on relative TSR. Other than the CEO Special Equity Award granted to Mr. Cardenas in September 2025 which has an approximately five-year performance period, all other PSUs granted in fiscal 2026 are eligible to vest, following a three-year performance period, 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date. Actual awards may range from 0 percent to 200 percent of the targeted incentive. The grant value of PSUs is shown at target payout. For fiscal 2026, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (200 percent) payout: Mr. Cardenas — $47,063,915, which includes the CEO Special Equity Award granted to Mr. Cardenas in September 2025; Mr. Vennam — $3,482,340; Mr. Burrowes — $1,899,658; Mr. Martin — $1,899,658; Ms. King — $1,709,363; and Mr. Broad — $2,152,470. For fiscal 2025, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (200 percent) payout: Mr. Cardenas — $11,712,429; Mr. Vennam — $3,292,225; Mr. Burrowes — $1,899,332; Mr. Martin — $1,899,332; and Mr. Broad — $1,772,541. For fiscal 2024, the following amounts represent the grant date fair value of PSU awards assuming achievement of maximum (200 percent) payout: Mr. Cardenas — $9,800,780; Mr. Vennam — $2,482,870; Mr. Burrowes — $1,960,070; Mr. Martin —

66 Darden Restaurants, Inc.

$1,960,070; and Mr. Broad - $1,829,369. These PSUs are described more fully in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for the year in which those PSUs were granted.
(4)
Amounts reflect the actual cash incentive award earned by the NEO, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.
(5)
Amounts deferred into the FlexComp Plan do not receive above market or preferential earnings, but rather receive notional rates of return that match the returns on the investment options available under the Darden Savings Plan as described under the subheading “Non-Qualified Deferred Compensation.”
(6)
All Other Compensation for fiscal 2026 consists of the following amounts:

	Perks and Other Personal Benefits ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Insurance Premiums ($)(c)	Dividends or Earnings on Stock or Option Awards ($)(d)	Totals ($)

Ricardo Cardenas	44,763	453,614	10,562	615,291	1,124,230
Rajesh Vennam	35,069	163,063	7,016	230,132	435,280
Todd A. Burrowes	28,783	167,446	14,583	199,342	410,154
M. John Martin	24,023	167,446	25,460	199,342	416,271
Sarah H. King	25,342	121,263	3,504	129,460	279,569
Matthew R. Broad	41,474	87,080	17,293	159,311	305,158

(a)
Includes the aggregate incremental costs to the Company for personal use of a Company car or a limited car allowance, an executive physical program, a reimbursement for financial counseling services, a discount on the purchase of Company gift cards, and a discount on the price to purchase a company car. None of these perquisites had a value exceeding the greater of $25,000 or 10 percent of total perquisites for an NEO.
(b)
Amounts in this column represent Company contributions made in July 2026 for fiscal 2026 Company performance under the FlexComp Plan, our non-qualified deferred compensation plan. Company contributions are made under the provisions of the FlexComp Plan and are deferred in accordance with executives’ elections pursuant to the terms of the FlexComp Plan. Salary or bonus deferred by an NEO into the FlexComp Plan is reported in the “Salary” column or the “Non-Equity Incentive Plan Compensation” column.
(c)
Represents the cost to the Company for providing life insurance and long-term disability insurance.
(d)
Our NEOs do not receive dividends or dividend equivalents on unvested restricted stock, unvested RSUs, or unvested PSUs, but rather accrue them for payment when the restricted stock, RSUs, or PSUs are earned and vested and only on the number of shares of stock or units that actually vest.

2026 Proxy Statement 67

Grants of Plan-Based Awards for Fiscal 2026

The following table sets forth certain information with respect to equity and non-equity plan-based awards granted during fiscal 2026 under the 2015 Plan and the Annual Incentive Plan to each of the NEOs.

									All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair Value
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Number of Shares of Stock	Number of Securities Underlying	or Base Price of Option	of Stock and Option
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Options (#)(5)	Awards ($/Sh)(6)	Awards ($)(7)

Ricardo	—		—	2,650,000	5,300,000

Cardenas	7/23/2025	6/18/2025								33,011	208.51	2,380,093

	7/23/2025	6/18/2025							11,257			2,347,197

	7/23/2025	6/18/2025				—	22,513	45,026				6,173,065

	9/24/2025	9/17/2025				—	80,664	161,328				17,358,893

Rajesh	—		—	733,846	1,467,692

Vennam	7/23/2025	6/17/2025								9,311	208.51	671,323

	7/23/2025	6/17/2025							3,175			662,019

	7/23/2025	6/17/2025				—	6,350	12,700				1,741,170

Todd A.	—		—	770,505	1,541,010

Burrowes	7/23/2025	6/17/2025								5,079	208.51	366,196

	7/23/2025	6/17/2025							1,732			361,139

	7/23/2025	6/17/2025				—	3,464	6,928				949,829

M. John	—		—	770,505	1,541,010

Martin	7/23/2025	6/17/2025								5,079	208.51	366,196

	7/23/2025	6/17/2025							1,732			361,139

	7/23/2025	6/17/2025				—	3,464	6,928				949,829

Sarah H.	—		—	541,466	1,082,933

King	7/23/2025	6/17/2025								4,571	208.51	329,569

	7/23/2025	6/17/2025							1,559			325,067

	7/23/2025	6/17/2025				—	3117	6234				854,681

Matthew R.	—		—	382,500	765,000

Broad	7/23/2025	6/17/2025								5,756	208.51	415,008

	7/23/2025	6/17/2025							1963			409,305

	7/23/2025	6/17/2025				—	3925	7850				1,076,235

(1)
The column sets forth the date on which the Compensation Committee, or the independent members of the Board, as applicable, took action to grant the reported awards. The grants made to Mr. Cardenas were recommended by the Compensation Committee and approved by the independent members of the Board, and the grants made to the other NEOs were approved by the Compensation Committee.
(2)
The amounts in these columns represent the potential annual cash incentive that may be earned under the Annual Incentive Plan by each NEO. The annual ranges are calculated with the actual salary earned during the fiscal year. Where the NEO’s target bonus opportunity increases during the fiscal year (for example, in the event of a promotion), the target bonus opportunity is based on a proration using the target bonus opportunity in effect for each portion of the fiscal year, and such proration is used in the actual bonus award calculation. Actual payouts to the NEOs based on fiscal 2026 performance are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(3)
The NEOs received grants of PSUs under the 2015 Plan. The PSU awards granted to the NEOs are earned based on relative TSR. Other than the CEO Special Equity Award granted to Mr. Cardenas in September 2025, which has an approximately five-year performance period, the PSUs granted in fiscal 2026 are eligible to vest following a three-year performance period, 50 percent on the third anniversary of the grant date and 50 percent on the fourth anniversary of the grant date. Actual awards may range from 0 percent to 200 percent of the targeted incentive. These PSUs are described more fully under the heading “Compensation Discussion and Analysis — Executive Compensation Program Elements - Long-Term Incentives" and the CEO Special Equity Award is described more fully under the heading “Compensation Discussion and Analysis — Executive Compensation Program Elements – CEO Special Equity Award.”

68 Darden Restaurants, Inc.

(4)
The NEOs received grants of RSUs under the 2015 Plan. These RSUs vest 100 percent on the third anniversary of the grant date.
(5)
The NEOs received grants of non-qualified stock options under the 2015 Plan. These non-qualified stock options vest 50 percent on each of the third and fourth anniversaries of the grant date.
(6)
All stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value under the 2015 Plan has been determined by the Compensation Committee to be the closing price of the common stock on the NYSE as reported in the consolidated transaction reporting system on the grant date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.
(7)
Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements included in the Company’s 2026 Annual Report on Form 10-K.

2026 Proxy Statement 69

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of May 31, 2026 for each of the NEOs.

	Option Awards(1)					Stock Awards
						Restricted Stock		PSU Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Ricardo Cardenas	7/24/2019	19,091	—	124.24	7/24/2029

	7/29/2020	20,354	—	78.84	7/29/2030

	7/28/2021	13,330	—	148.20	7/28/2031

	7/27/2022	18,096	18,097	121.47	7/27/2032

	7/26/2023	—	33,993	169.02	7/26/2033

	7/24/2024	—	48,995	139.43	7/24/2034

	7/23/2025	—	33,011	208.51	7/23/2035	38,662	7,883,568	179,413	36,584,105

Rajesh Vennam	7/28/2021	7,271	—	148.20	7/28/2031

	7/27/2022	6,153	6,153	121.47	7/27/2032

	7/26/2023	—	8,612	169.02	7/26/2033

	7/24/2024	—	13,772	139.43	7/24/2034

	7/23/2025	—	9,311	208.51	7/23/2035	10,565	2,154,309	28,416	5,794,307

Todd A. Burrowes	7/24/2019	12,727	—	124.24	7/24/2029

	7/28/2021	7,271	—	148.20	7/28/2031

	7/27/2022	5,067	5,067	121.47	7/27/2032

	7/26/2023	—	6,799	169.02	7/26/2033

	7/24/2024	—	7,945	139.43	7/24/2034

	7/23/2025	—	5,079	208.51	7/23/2035	6,603	1,346,418	19,206	3,916,295

M. John Martin	7/28/2021	7,271	—	148.20	7/28/2031

	7/27/2022	5,067	5,067	121.47	7/27/2032

	7/26/2023	—	6,799	169.02	7/26/2033

	7/24/2024	—	7,945	139.43	7/24/2034

	7/23/2025	—	5,079	208.51	7/23/2035	6,603	1,346,418	19,206	3,916,295

Sarah H. King	7/24/2019	8,273	—	124.24	7/24/2029

	7/29/2020	8,820	—	78.84	7/29/2030

	7/28/2021	4,847	—	148.20	7/28/2031

	7/27/2022	3,257	3,258	121.47	7/27/2032

	7/26/2023	—	4,532	169.02	7/26/2033

	7/24/2024	—	5,826	139.43	7/24/2034

	7/23/2025	—	4,571	208.51	7/23/2035	4,981	1,015,676	13,819	2,817,832

Matthew R. Broad	7/29/2020	2,635	—	78.84	7/29/2030

	7/28/2021	6,059	—	148.20	7/28/2031

	7/27/2022	7,962	—	121.47	7/27/2032

	7/26/2023	6,345	—	169.02	7/26/2033

	7/24/2024	7,416	—	139.43	7/24/2034

	7/23/2025	5,756	—	208.51	7/23/2035	—	—	13,017	2,654,296

(1)
All option awards are non-qualified stock options that expire ten years from the date of grant. The vesting schedule for the non-qualified stock options granted to NEOs is 50 percent on the third and fourth anniversaries of the grant date.
(2)
The units reflected in this column, other than Mr. Broad's fully vested but unsettled awards described below, represent awards of RSUs granted to the NEOs which fully vest on the third anniversary of the grant dates of each such award. The market value of outstanding stock awards is based on a per share (or unit) value of $203.91, the closing market price of our common shares on the NYSE on May 29, 2026, the last trading day before the end of our fiscal year on May 31, 2026. In connection with Mr. Broad’s retirement, effective February 1, 2026, his outstanding RSUs became fully vested in accordance

70 Darden Restaurants, Inc.

with the terms of the applicable award agreements. As of May 31, 2026, 6,510 fully vested RSUs held by Mr. Broad were no longer subject to service- or performance-based vesting conditions but had not yet settled pursuant to the applicable award agreements, including any required delay under Section 409A of the Code. Because these awards were fully vested as of fiscal year-end, they are not included as unvested stock awards in this table. The underlying shares are expected to be delivered on September 1, 2026, subject to applicable tax withholding and administrative procedures.
(3)
All units reflected in this column represent PSU awards granted during fiscal 2023, 2024, 2025, and 2026, including, with respect to Mr. Cardenas, the CEO Special Equity Award granted in fiscal 2026. The terms of the PSU awards, including the CEO Special Equity Award, are more fully described in the "Compensation Discussion and Analysis" section and the Grants of Plan-Based Awards tables of the Proxy Statement for the fiscal year in which they are granted. In connection with Mr. Broad’s retirement, effective February 1, 2026, his outstanding PSUs became fully vested in accordance with the terms of the applicable award agreements. As of May 31, 2026, 4,714 earned PSUs held by Mr. Broad were no longer subject to service- or performance-based vesting conditions. Because these awards were fully vested as of fiscal year-end, they are not included as unvested stock awards in this table. The underlying shares were delivered on August 1, 2026. The Compensation Committee certified the performance results with respect to the annual PSU awards granted in fiscal 2024 on June 23, 2026. Under this certification, the PSUs earned with respect to the fiscal 2024 annual awards to each of the NEOs were as follows:

Name	Type of PSU Award	Number of PSUs on Grant Date	Earned Percentage	Number of Earned PSUs

Ricardo Cardenas	FY24-26 TSR	22,571	103%	23,249
Rajesh Vennam	FY24-26 TSR	5,718	103%	5,890
Todd A. Burrowes	FY24-26 TSR	4,514	103%	4,650
M. John Martin	FY24-26 TSR	4,514	103%	4,650
Sarah H. King	FY24-26 TSR	3,010	103%	3,100
Matthew R. Broad	FY24-26 TSR	4,213	103%	4,339

Option Exercises and Stock Vested for Fiscal 2026

The following table summarizes the number of option awards exercised and restricted stock units and performance stock units that vested during fiscal 2026 for each of the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Ricardo Cardenas	—	—	37,121	7,590,502
Rajesh Vennam	3,182	286,666	13,643	2,789,721
Todd A. Burrowes	13,569	1,887,855	11,715	2,395,483
M. John Martin	17,303	2,061,059	11,715	2,395,483
Sarah H. King	—	—	7,595	1,553,026
Matthew R. Broad	15,902	1,765,908	20,560	4,146,530

(1)
The value realized equals the difference between the exercise price and the closing market price of our common stock on the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.
(2)
The Number of Shares Acquired for each executive represents the number of PSUs and RSUs that vested for each executive on July 27, 2025 and July 28, 2025. The terms of these awards are described in the "Compensation Discussion and Analysis" section and the Grants of Plan-Based Awards tables of the Proxy Statement for the fiscal year in which they were granted. Additionally, in connection with Mr. Broad’s retirement, effective February 1, 2026, 6,510 RSUs vested in full upon his retirement and 4,714 PSUs for the FY23–25 performance period were earned based on actual performance. Although settlement of these awards was deferred until September 1, 2026 and August 1, 2026, respectively, pursuant to the applicable award agreements, including any required delay under Section 409A of the Code, the awards are included in this table because they vested during fiscal 2026.

2026 Proxy Statement 71

(3)
The value realized equals the closing market price of our common stock on the NYSE on the vesting date multiplied by the number of shares acquired on vesting. The Value Realized on Vesting column includes $1,297,769 with respect to 6,510 RSUs that vested in full in connection with Mr. Broad’s retirement, effective February 1, 2026, and $939,736 with respect to 4,714 earned PSUs for the FY23–25 performance period, in each case calculated based on the market value of the underlying shares on the applicable vesting date. Although receipt of the underlying shares was deferred until September 1, 2026 for the RSUs and August 1, 2026 for the PSUs pursuant to the applicable award agreements, including any required delay under Section 409A of the Code, the amounts are included in the Value Realized on Vesting column because the awards vested during fiscal 2026.

72 Darden Restaurants, Inc.

Non-Qualified Deferred Compensation

We maintain the FlexComp Plan, a non-qualified deferred compensation plan, for our executive officers, other members of management, and certain highly compensated employees who are not eligible to participate in the Darden Savings Plan.

The FlexComp Plan permits participating executive officers to defer receipt of up to 50 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the FlexComp Plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the FlexComp Plan or on such other dates specified in the FlexComp Plan. Deferred amounts are credited with notional rates of return based on the performance of several investment alternatives (which mirror the returns on the investment alternatives available under the Darden Savings Plan, the Company’s qualified 401(k) savings plan), as selected by the participant.

We also make certain contributions to executive officers’ accounts under the FlexComp Plan that are designed to provide benefits in lieu of qualified retirement plans. Company contributions are made annually. For all NEOs, the annual contribution is four percent of the executive’s eligible annual earnings. In addition, a second Company contribution ranges from 1.5 percent to 7.2 percent of the executive’s eligible annual earnings based on Company performance. The contributions are automatically deferred in accordance with the participants’ elections and the terms of the FlexComp Plan.

Both participant deferrals and Company contributions under the FlexComp Plan are credited with notional rates of return based on several investment alternatives, which mirror the returns on the investment alternatives under the Darden Savings Plan. Except for the Darden Company Stock Fund, investment selections may be changed daily. The FlexComp Plan does not have a guaranteed rate of return or guaranteed retirement benefit. The table below shows the funds available under the Darden Savings Plan and their notional rates of return for the twelve months ended May 31, 2026, the reportable fund performance period that most closely matched our fiscal year, as reported by the recordkeeper of the Darden Savings Plan.

Deferred amounts under the FlexComp Plan are generally paid following separation from employment unless the participant elected an earlier in-service distribution date at the time of the deferral. Participants may elect to be paid in the form of a single sum cash payment, or 5-year or 10-year annual installment payments. The form of payment depends upon the participant’s deferral election and the participant’s retirement eligibility at separation from employment or the balance in their account by deferral election.

2026 Proxy Statement 73

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Invesco Stable Value Trust Class B1 Fund (2)	3.02%	Vanguard Target Retirement 2040 Trust I	24.04%
BlackRock Advantage Small Cap Core K Fund	44.88%	Vanguard Target Retirement 2045 Trust I	26.16%
Darden Company Stock Fund	(1.37)%	Vanguard Target Retirement 2050 Trust I	28.29%
John Hancock Bond R6 Fund	6.02%	Vanguard Target Retirement 2055 Trust I	28.42%
TS&W International Large Cap Equity Trust M Fund	6.63%	Vanguard Target Retirement 2060 Trust I	28.41%
Vanguard Extended Market Index Inst	30.39%	Vanguard Target Retirement 2065 Trust I	28.41%
Vanguard Institutional Index Instl Plus Fund	29.76%	Vanguard Target Retirement 2070 Trust I	28.40%
Vanguard Target Retirement 2020 Trust I	13.24%	Vanguard Target Retirement Income Trust I	12.08%
Vanguard Target Retirement 2025 Trust I	17.00%	Vanguard Total Bond Market Index Institutional Fund	5.12%
Vanguard Target Retirement 2030 Trust I	19.80%	Vanguard Total Intl Stock Index Inst Fund	32.62%
Vanguard Target Retirement 2035 Trust I	21.94%

The following table provides additional information concerning the FlexComp Plan account for each NEO, including the contributions by Darden to the FlexComp Plan during fiscal 2026 and the aggregate FlexComp balance as of May 31, 2026.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of FY 2026 ($)

Ricardo Cardenas	—	237,244	734,638	—	4,294,341
Rajesh Vennam	—	112,760	294,742	—	1,214,121
Todd A. Burrowes	—	112,704	121,979	—	1,836,364
M. John Martin	—	83,713	1,054,307	17,704	5,103,838
Sarah H. King	114,202	86,353	461,361	—	2,179,961
Matthew R. Broad	109,992	89,221	432,285	—	2,522,560

(1)
Reflects the deferred Salary or Bonus amounts for each of the NEOs during fiscal 2026, which are reported as compensation to such NEO in the Summary Compensation Table and which are deferred in accordance with participants’ elections pursuant to the terms of the FlexComp Plan.
(2)
Reflects the Company’s annual contribution to the FlexComp Plan made in July 2025 during fiscal 2026 for the account of the NEOs. The Company contributions made in July 2026 during fiscal 2027 are not reported in this table.

Potential Payments Upon Termination or Change in Control

The Company has entered into Change in Control Agreements (CIC Agreements) with Messrs. Cardenas, Vennam, Burrowes, and Martin and Ms. King. The Company’s typical practice is not to enter into employment agreements with the NEOs. The following summarizes the potential payments to be made to NEOs upon termination of their employment or a change in control of the Company.

Payments Made Upon Any Termination of Employment. Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during the NEO’s term of employment. Such amounts include:

•
Accrued but unpaid base salary through the date of termination;
•
Unreimbursed employment-related expenses and other benefits owed to the NEO under the Company’s employee benefit plans or policies;
•
Accrued but unpaid vacation;

74 Darden Restaurants, Inc.

•
The NEO, if eligible, will receive a Company contribution in a health reimbursement account to be used to reimburse eligible medical expenses, if applicable;
•
The NEO’s FlexComp account balance; and
•
The NEO’s Darden Savings Plan account, if applicable.

These payments made upon termination do not differ from payments made upon termination to all employees. In addition, the NEO will continue to be able to exercise any vested stock options for a period of three months following termination of employment, or for a longer period if the NEO is eligible for early or normal retirement or in certain other situations described below.

Payments Made Upon Early Retirement. In the event of the early retirement of an NEO who has reached age 55 with ten or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•
The NEO will be entitled to receive prorated vesting of each option grant, and be allowed to exercise such option for the lesser of five years or the remainder of the original term;
•
The NEO will be entitled to receive prorated vesting of each outstanding RSU grant, based on the number of months of service completed out of the total number of months in the original RSU vesting period;
•
The NEO will continue to vest in a prorated share of grants of PSUs based on Company performance for the remainder of the applicable PSU performance period; and
•
The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served.

Payments Made Upon Normal Retirement for Awards Granted on or Prior to July 28, 2020. In the event of the retirement of an NEO who has reached age 65 with five or more years of service, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•
The NEO will be allowed to exercise their vested stock options for the remainder of the original term.

Payments Made Upon Normal Retirement for Awards Granted on or After July 29, 2020. In the event of the retirement of an NEO who has reached age 55 and also his or her age plus years of service equals or exceeds 75, in addition to the items identified under the heading “Payments Made Upon Any Termination of Employment”:

•
The NEO will vest in all outstanding stock options with continued exercisability for the remainder of the original term;
•
The NEO will vest in all outstanding RSUs;
•
The NEO will continue to vest in grants of PSUs based on Company performance for the remainder of the original PSU performance period; provided, however, that under the terms of the CEO Special Equity Award granted to Mr. Cardenas in September 2025, the PSUs subject to that award will be forfeited if Mr. Cardenas retires before they have vested; and
•
The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served.

Payments Made Upon Disability. The Company pays for long-term disability coverage for the NEOs, and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. In the event of disability, the NEO will receive the items identified under the heading “Payments Made Upon Any Termination of Employment” above. In addition, the NEO is entitled to the following benefits, which are also available to employees with disability coverage:

•
The NEO will vest in all outstanding stock options and be allowed to exercise such stock options for the remainder of the original term;

2026 Proxy Statement 75

•
The NEO will vest in all outstanding RSUs;
•
The NEO will vest in all outstanding PSUs on a pro rata basis based on Company performance for the remainder of the original PSU performance period; provided, however, that under the CEO Special Equity Award granted to Mr. Cardenas in September 2025, the performance period will be deemed to end on the date on which Mr. Cardenas is determined to be disabled, and any earned PSUs will vest on a pro rata basis on actual performance measured through such date;
•
The NEO will be entitled to receive a prorated bonus for the portion of the fiscal year served;
•
Up to 90 days of salary continuation;
•
Up to two-thirds of eligible pay with a maximum annual benefit of $180,000 payable to age 65 starting on the 91st day of disability; and
•
Continued eligibility for group medical, life, and dependent life coverage for 52 weeks.

Payments Made Upon Death. The Company pays for life insurance coverage for the NEOs, and the amount paid for the insurance is included in the “All Other Compensation” column in the Summary Compensation Table. The life insurance benefit for the NEOs is equal to four times salary and bonus, with a maximum amount of coverage of $1,500,000. For accidental death, the benefit is twice the amount of the regular coverage with a maximum amount of coverage of $3,000,000. An additional $500,000 may be paid if death occurs while traveling on business. These benefits would be paid from term life insurance policies maintained by the Company. In the event of death, the beneficiary or estate of the NEO (as applicable) will receive the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” except that the NEO would be fully vested in any employer contributions under the Darden Savings Plan upon death.

Stock options, restricted stock, RSUs, and PSUs will vest in full and stock options will be exercisable for the remainder of the original term; provided, however, that the CEO Special Equity Award granted to Mr. Cardenas in September 2025 provides that, upon death, the performance period will be deemed to end on the date of death, and any earned PSUs will vest on a pro rata basis based on actual performance measured through such date.

Payments Made Upon Involuntary Termination Without Cause. In general, the Company may, but is not obligated to, provide separation pay and benefits to its employees in the event the employee is involuntarily terminated without cause. If provided, the separation pay and benefits available are generally contingent upon the Company receiving a general release of claims from the employee. In addition to the items identified under the heading above entitled “Payments Made Upon Any Termination of Employment,” such benefits to an executive officer may include severance payments of up to 12 months’ base salary and up to 12 times the monthly value of the Company’s contribution to health insurance benefits, among other benefits as the Company may determine to be appropriate under the specific circumstances.

For stock options granted prior to July 29, 2020, if the executive’s age plus his or her years of service equals or exceeds 70 and the executive is involuntarily terminated without cause, stock options will be exercisable for the lesser of five years or the remainder of the original term.

For awards granted on or after July 29, 2020, if the executive is involuntarily terminated without cause, accelerated vesting will be applied to a pro rata portion of the outstanding stock options, RSUs, and PSUs; provided, however, that under the terms of the CEO Special Equity Award granted to Mr. Cardenas in September 2025, the PSUs subject to that award will be forfeited if Mr. Cardenas has been involuntarily terminated before they have vested. Stock options will be exercisable for the lesser of five years or the remainder of the original term.

76 Darden Restaurants, Inc.

Payments Made Upon a Change in Control. The Company has entered into CIC Agreements with Messrs. Cardenas, Vennam, Burrowes, and Martin and Ms. King. The CIC Agreements provide for, contingent upon the NEO executing a release of claims against the Company and complying with the non-competition, non-solicitation, confidentially, and other restrictive covenants, severance payments equal to one and one half times the sum of the NEO’s base salary and target annual bonus for Messrs. Vennam, Burrowes, and Martin and Ms. King and equal to two times the sum of base salary and target annual bonus in the case of Mr. Cardenas. In addition, the CIC Agreements provide for payments of an amount equal to 18 times the monthly COBRA charge in effect on the date of termination for the Company-provided group health plan coverage in effect on the date of termination for each of Messrs. Vennam, Burrowes, and Martin and Ms. King and 24 times the monthly charge for Mr. Cardenas, less the monthly active employee charge for such coverage on the date of termination, if the NEO is terminated without cause or voluntarily terminates employment with good reason within two years of a change in control. The severance (including accelerated vesting of equity) associated with a change in control as estimated in the table below may be reduced to avoid the “golden parachute” 20 percent excise tax under federal law. The NEO may receive his full severance payment only if the net amount payable to NEO, after taking into account all taxes (including the 20 percent excise tax), would be least 10 percent higher than the net after-tax amount that would otherwise be payable by limiting severance to avoid the 20 percent excise tax. The CIC Agreement provides for an initial term ending on December 31 of the year the agreement is first in effect, and extended on December 31 of each year for a period of one year, unless prior notice is given by the Company that the agreement will not be extended.

Under the CIC Agreement, “Change in Control” means:

•
Any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a Person) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (x) the then-outstanding shares of common stock of the Company (the Outstanding Company Common Stock) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting Securities);
•
Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a Business Combination), in each case unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Board at the time of

2026 Proxy Statement 77

the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
•
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Under the CIC Agreement, “Cause” means:

•
An act or acts of fraud or misappropriation on the NEO’s part which result in or are intended to result in the NEO’s personal enrichment at the expense of the Company and which constitute a criminal offense under State or Federal laws;
•
The NEO’s continued failure to substantially perform the NEO’s duties with the Company (other than any such failure resulting from the NEO’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO;
•
The NEO’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or
•
The NEO’s conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of the NEO’s employment with the Company.

Under the CIC Agreement, “Good Reason” means, without the express written consent of the NEO:

•
The assignment to the NEO of any duties inconsistent in any substantial respect with the NEO’s position, authority, or responsibilities as in effect during the 90-day period immediately preceding the change in control or any other substantial adverse change in such position (including titles), authority or responsibilities;
•
A material reduction in the NEO’s base salary, target annual bonus opportunity, long-term incentive opportunity, or aggregate employee benefits as in effect immediately prior to the change in control; or
•
Any failure by the Company to obtain the assumption and agreement to perform by a successor.

The table below reflects the amount of compensation payable to each of the NEOs, (i) under the CIC Agreement, as applicable to each individual NEO, in the event of such NEO’s involuntary not-for-cause termination of employment or resignation with good reason following a change in control and (ii) pursuant to the Company’s general practices, in the event of termination of such NEO’s employment upon voluntary termination, involuntary not-for-cause termination, involuntary for-cause termination and termination by death of the NEO. The amounts shown assume that such termination or change in control was effective as of May 31, 2026 and are estimates of the amounts that would be paid out to the NEO upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company. Except for the fiscal 2026 Annual Incentive Plan and FlexComp Plan awards, the tables do not reflect earned amounts identified under the heading “Payments Made Upon Any Termination of Employment.” Items such as the Darden Savings Plan or

78 Darden Restaurants, Inc.

FlexComp Plan account balances are identified under the Non-Qualified Deferred Compensation Table.

Benefits and Payments Upon Termination	Voluntary Termination ($)		Involuntary Not For Cause Termination(1) ($)	Involuntary For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation For Good Reason (Change in Control)(2) ($)	Death ($)		Disability ($)

Ricardo Cardenas

FY26 Annual Incentive(3)	4,107,501		4,107,501	4,107,501	4,107,501	4,107,501		4,107,501

FY26 FlexComp (Retirement Contribution)(4)	453,614		453,614	453,614	453,614	453,614		453,614

Cash Severance Benefit(5)	—		1,300,000	—	7,800,000	—		1,480,945	(6)

Accelerated Vesting of Stock-based Awards(7)	35,466,213	(8)	37,784,997	—	52,277,397	37,784,997		37,784,997

Miscellaneous Benefits(9)	135,121		155,968	135,121	177,951	1,500,000	(10)	272,525

Rajesh Vennam

FY26 Annual Incentive(3)	1,137,462		1,137,462	1,137,462	1,137,462	1,137,462		1,137,462

FY26 FlexComp (Retirement Contribution)(4)	163,063		163,063	163,063	163,063	163,063		163,063

Cash Severance Benefit(5)	—		800,000	—	2,280,000	—		2,531,616	(6)

Accelerated Vesting of Stock-based Awards(7)	—		6,541,254	—	10,108,217	10,108,217		7,917,754

Miscellaneous Benefits(9)	79,164		100,011	79,164	111,080	1,500,000	(10)	138,170

Todd A. Burrowes

FY26 Annual Incentive(3)	1,194,282		1,194,282	1,194,282	1,194,282	1,194,282		1,194,282

FY26 FlexComp (Retirement Contribution)(4)	167,446		167,446	167,446	167,446	167,446		167,446

Cash Severance Benefit(5)	—		800,000	—	2,340,000	—		650,000	(6)

Accelerated Vesting of Stock-based Awards(7)	6,761,291	(8)	6,761,291	—	6,761,291	6,761,291		6,761,291

Miscellaneous Benefits(9)	16,236		23,049	16,236	26,720	1,500,000	(10)	86,915

M. John Martin

FY26 Annual Incentive(3)	1,194,282		1,194,282	1,194,282	1,194,282	1,194,282		1,194,282

FY26 FlexComp (Retirement Contribution)(4)	167,446		167,446	167,446	167,446	167,446		167,446

Cash Severance Benefit(5)	—		800,000	—	2,340,000	—		515,000	(6)

Accelerated Vesting of Stock-based Awards(7)	6,761,291	(8)	6,761,291	—	6,761,291	6,761,291		6,761,291

Miscellaneous Benefits(9)	25,918		41,553	25,918	50,009	1,500,000	(10)	101,772

Sarah H. King

FY26 Annual Incentive(3)	839,273		839,273	839,273	839,273	839,273		839,273

FY26 FlexComp (Retirement Contribution)(4)	121,263		121,263	121,263	121,263	121,263		121,263

Cash Severance Benefit(5)	—		625,000	—	1,734,375	—		1,750,113	(6)

Accelerated Vesting of Stock-based Awards(7)	—		3,214,203	—	4,864,673	4,864,673		3,840,257

Miscellaneous Benefits(9)	3,008		16,294	3,008	23,389	1,500,000	(10)	52,689

(1)
Involuntary not for cause termination includes termination of the NEO’s employment by the Company for any reason other than his or her violation of Company policy.
(2)
Amounts shown are subject to reduction if payments of benefits would result in excise tax liabilities under IRC Section 4999, and would result in the NEO being better off on an after-tax basis.
(3)
Reflects the executive’s actual earned annual cash incentive, which is also included in the Summary Compensation Table.

2026 Proxy Statement 79

(4)
Reflects the annual FlexComp Plan award for fiscal 2026 paid in July 2026, which is also included in the Summary Compensation Table.
(5)
For Mr. Cardenas, the Change in Control scenario reflects two times the sum of his base salary plus target bonus. For Messrs. Vennam, Burrowes, and Martin and Ms. King, the Change in Control scenario reflects one and one half times the sum of the NEOs base salary plus target bonus. For all NEOs, the Involuntary Not For Cause Termination scenario reflects 52 weeks of base salary, the value they may receive under our severance guidelines.
(6)
Severance benefits under the disability termination scenario reflect the estimated value of expected benefits payable by the Company through our short-term disability policy and by our third-party long-term insurance providers. Assumes continued payment by the Company of an NEO’s base salary for 90 days. After that initial period, an NEO would be entitled to receive an annual disability benefit of $180,000 through the Company’s insured long-term disability program until they reach age 65 or for a maximum of 42 months if they are age 62 or older.
(7)
This value is calculated based on the closing market price of $203.91 of our common stock on the NYSE on May 29, 2026, the last trading day before the end of the fiscal year on May 31, 2026. For stock options, this value equals the difference between the closing market price of $203.91 of our common stock on the NYSE on May 29, 2026, and the exercise price, multiplied by the number of option shares subject to accelerated vesting upon termination. Performance Stock Unit payouts are estimated assuming 100 percent performance results. The amounts include accumulated cash dividends on the outstanding RSUs and PSUs, respectively.
(8)
This amount represents the value of awards that would receive continued and/or accelerated vesting when an NEO qualifies for retirement as of May 31, 2026.
(9)
Miscellaneous benefits include the value of health and life insurance benefits, post-retiree medical benefits (if applicable), FlexComp Plan benefits, and miscellaneous perquisites such as discount on the purchase of their company car.
(10)
The maximum life insurance benefit for normal death is $1,500,000; for accidental death, the maximum is $3,000,000; and an additional $500,000 may be paid if death is attributable to death while traveling on business. These benefits would be paid from term life insurance policies.

The Company is party to trust agreements to provide for payments under our non-qualified deferred compensation plans, including the FlexComp Plan. In addition, stock options, restricted stock, RSUs, and PSUs issued under our stock plans are subject to accelerated vesting in the event of a termination not for cause or for good reason following a change in control, as defined in those plans or related award agreements.

Equity Compensation Plan Information

The following table gives information about shares of our common stock issuable as of May 31, 2026 under the 2015 Plan, 2002 Plan, and our Employee Stock Purchase Plan.

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (3)	1,693,615	$138.13	6,352,399	(4)

Equity compensation plans not approved by security holders	—	—	—

Total	1,693,615	$138.13	6,352,399

(1)
Includes stock options exercisable for common shares and deferred compensation obligations, unvested RSUs and unvested PSUs that may be paid out in common shares.

80 Darden Restaurants, Inc.

(2)
Relates solely to stock options exercisable for common shares.
(3)
Consists of the 2015 Plan, 2002 Plan, and our Employee Stock Purchase Plan.
(4)
Includes up to 5,111,827 shares of common stock that may be issued under awards under the 2015 Plan and up to 1,240,572 shares of common stock that may be issued under our Employee Stock Purchase Plan. No new awards may be granted under the 2002 Plan.

2026 Proxy Statement 81

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Mr. Cardenas, who served as our President and Chief Executive Officer for all of fiscal 2026.

For the fiscal year ending May 31, 2026, our last completed fiscal year:

•
The annual total compensation of the median compensated of all employees of the Company (other than our CEO) was $23,712.
•
The annual total compensation of Mr. Cardenas for fiscal 2026, as reported in the Summary Compensation Table of this Proxy Statement, was $34,815,979.

As a result, for fiscal 2026, the ratio of the annual total compensation of Mr. Cardenas, who served as our CEO for all of fiscal 2026, to the annual total compensation of the median compensated of all employees was 1,468 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

Due to the variable nature of part-time restaurant team member schedules, work hours, and tenures from one year to the next, we believe it is most appropriate to identify a new median employee for each fiscal year.

To identify the median compensated employee and to determine the annual total compensation of the median employee, we used the following methodology, which is substantially the same methodology we used in fiscal 2025:

•
We prepared a listing of all of the Company’s employees as of February 23, 2026, three months prior to our fiscal year end, resulting in a list of approximately 207,000 employees. We excluded new hires who had not yet received their first paycheck.
•
We organized the resulting list by a consistently applied compensation measure (the Compensation Measure). The Compensation Measure that we used was comprised of all items of compensation, both cash and non-cash paid to our employees during the fiscal year, as represented in our corporate payroll system, excluding items such as FlexComp awards, performance stock unit awards, restricted stock awards, and certain other similar or related items that are not widely distributed to all employees. We annualized the compensation of employees who were hired during fiscal 2026. We then determined the median amount from this list and the related employee is our “median employee.” The median employee determined for fiscal 2026 is a part-time team member at one of our restaurants.
•
After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our NEOs as set forth in the Summary Compensation Table.

As discussed above, in September 2025, the independent directors, upon the recommendation of the Compensation Committee, granted Mr. Cardenas the CEO Special Equity Award after determining that the award was in the best interests of the Company and its stockholders. In making its determination, the Compensation Committee carefully considered several factors, including increased retention risk in light of Mr. Cardenas’s strong performance and external market demand for executives with his experience and capabilities. In accordance with SEC disclosure rules, the full grant date fair value of the CEO Special Equity Award is included in Mr. Cardenas's annual total compensation for purposes of calculating the SEC pay ratio reflected above. The Company has also

82 Darden Restaurants, Inc.

calculated a supplemental pay ratio that excludes the grant date fair value of the CEO Special Equity Award, which the Company believes provides additional context for evaluating the relationship between Mr. Cardenas’s annual total compensation and that of our median employee. For this supplemental calculation, we deducted the grant date fair value of the CEO Special Equity Award from Mr. Cardenas’s fiscal 2026 total compensation reported in the 2026 Summary Compensation Table. As adjusted, Mr. Cardenas’s adjusted fiscal 2026 compensation was $17,457,086, resulting in a supplemental pay ratio of 736 to 1. This supplemental ratio is not a substitute for, and should be read together with, the pay ratio calculated in accordance with SEC disclosure rules; however, the Company believes it provides useful additional context for evaluating the CEO pay ratio.

Pay Versus Performance Disclosure

This disclosure has been prepared in accordance with the SEC's pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (Item 402(v)) and does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 49.

The following tables and related disclosures provide information about (i) the total compensation (SCT Total) of our principal executive officer (PEO) and our non-PEO Named Executive Officers (collectively, the Other NEOs) as presented in the Summary Compensation Table on page 66, (ii) the “compensation actually paid” (CAP) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures for fiscal years 2022, 2023, 2024, 2025, and 2026:

					Value of Initial Fixed $100 Investment Based on:

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEO(4)	Average Compensation Actually Paid to Non-PEO NEO(5)	Total Shareholder Return ($)	Peer Group(6) Total Shareholder Return ($)	Net Income (millions)(7)	Adjusted Darden Diluted Net EPS(8)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	34,815,979	34,835,170	4,028,759	3,333,605	167.89	140.02	1,206.7	10.64
2025	13,995,870	31,605,527	3,721,506	6,930,068	162.94	121.94	1,049.6	9.55
2024	12,004,427	6,594,758	3,657,728	1,906,365	113.94	101.59	1,027.6	8.88
2023	8,500,029	15,246,533	3,205,321	5,905,006	120.36	87.89	981.9	8.00
2022	11,891,841	8,852,886	3,517,201	2,886,390	90.76	88.99	952.8	7.40

(1) “Year” means the fiscal year.

(2) PEO means:

Fiscal 2026	Ricardo Cardenas
Fiscal 2025	Ricardo Cardenas
Fiscal 2024	Ricardo Cardenas
Fiscal 2023	Ricardo Cardenas
Fiscal 2022	Eugene I. Lee, Jr.

(3) Adjustments to Calculate Compensation Actually Paid to PEO (Column (c)):

2026 Proxy Statement 83

Items Adjusted	2026	2025	2024	2023	2022

Reported Summary Compensation Table	34,815,979	13,995,870	12,004,427	8,500,029	11,891,841

Reported Value Equity Awards	(28,259,248)	(10,298,173)	(8,696,601)	(5,562,526)	(5,982,682)

Year-End Fair Value of Outstanding Equity Awards Granted in Year	30,223,839	19,505,238	6,203,936	9,961,422	5,163,812

Year Over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	(3,906,925)	7,450,520	(3,763,992)	2,219,441	(2,838,468)

Year Over Year Change in Fair Value of Equity Granted in Prior Years and Vested in Year	(11,070)	(133,299)	157,113	(181,368)	(167,098)

Value of Dividends Paid on Unvested Equity	1,972,594	1,085,371	689,875	309,535	785,481

Compensation Actually Paid	34,835,170	31,605,527	6,594,758	15,246,533	8,852,886

4) Non-PEO NEOs include:

Fiscal 2026	Matthew R. Broad, Todd A. Burrowes, Sarah H. King, M. John Martin, Rajesh Vennam
Fiscal 2025	Todd A. Burrowes, Daniel J. Kiernan, Matthew R. Broad, Rajesh Vennam
Fiscal 2024	Todd A. Burrowes, Daniel J. Kiernan, M. John Martin, Rajesh Vennam
Fiscal 2023	Todd A. Burrowes, Ricardo Cardenas, M. John Martin, Rajesh Vennam
Fiscal 2022	Todd A. Burrowes, Ricardo Cardenas, M. John Martin, Rajesh Vennam

(5) Adjustments to Calculate Average Compensation Actually Paid to Other NEOs (Column (e)):

Items Adjusted	2026	2025	2024	2023	2022

Reported Summary Compensation Table	4,028,759	3,721,506	3,657,728	3,205,321	3,517,201

Reported Value Equity Awards	(1,967,741)	(2,031,826)	(1,884,232)	(1,668,767)	(1,577,189)

Year-End Fair Value of Outstanding Equity Awards Granted in Year	1,616,239	3,848,379	1,344,165	2,988,436	1,361,314

Vesting Date Fair Value of Equity Awards Granted in Covered Year That Vested in Covered Year	134,210	—	—	—	—

Year Over Year Change in Fair Value of Outstanding Unvested Equity Granted in Prior Years	(706,726)	1,929,616	(1,524,150)	1,307,395	(550,759)

Year Over Year Change in Fair Value of Equity Granted in Prior Years and Vested in Year	(68,774)	(840,828)	77,967	(87,150)	(29,572)

Value of Dividends Paid on Unvested Equity	297,639	303,221	234,887	159,771	165,395

Compensation Actually Paid	3,333,605	6,930,068	1,906,365	5,905,006	2,886,390

(6) Represents the cumulative TSR of the S&P Consumer Discretionary Select Sector Index.

(7) The dollar amount represents the amount of net income reported in the Company’s audited financial statements for the applicable fiscal year.

(8) Adjusted Darden Diluted Net EPS was selected as the Company-Selected Measure. A detailed Adjusted EPS reconciliation can be found in the "Compensation Discussion and Analysis" section of the Company’s Proxy Statement for the applicable fiscal year, each as filed with the SEC on August 8, 2022, August 7, 2023, August 5, 2024, August 4, 2025, and August 10, 2026, respectively.

The tables above in notes (3) and (5) describe the adjustments, each of which is required by SEC rules, to calculate CAP Amounts from the SCT Total of our PEO (Column (b)) and our Other NEOs (Column

84 Darden Restaurants, Inc.

(d)). The SCT Total and CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v).

2026 Proxy Statement 85

Pay versus Performance Descriptive Disclosure

Compensation Actually Paid and Cumulative TSR

The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Total Shareholder Return and Total Shareholder Return of our peer group, the S&P Consumer Discretionary Select Sector Index. Neither the Company’s Total Shareholder Return nor the peer group Total Shareholder Return are performance metrics in the Company’s incentive plans. The Company’s Total Shareholder return as a percentile rank versus the Total Shareholder Return of the constituents of a different peer group is a performance measure in the Company’s Performance Stock Unit Awards. Please see the "Compensation Discussion and Analysis" section in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

CAP versus Total Shareholder Return
Millions
$40
$35
$30
$25
$20
$15
$10
$5
$-
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$90.76
$88.99
$8.9
$2.9
$120.36
$87.89
$15.2
$5.9
$113.94
$101.59
$6.6
$1.9
$162.94
$121.94
$31.6
$6.9
$167.89
$140.02
$34.8
$3.3
2022
2023
2024
2025
2026
PEO CAP
Other NEOs Avg CAP
Darden TSR
Peer TSR

86 Darden Restaurants, Inc.

Compensation Actually Paid and Net Income

The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Net Income. Net Income is not a performance measure in any of the Company’s incentive plans and any alignment would be indirect. Please see the "Compensation Discussion and Analysis" section in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

CAP versus Net Income (in millions)
Millions
$40
$35
$30
$25
$20
$15
$10
$5
$-
$1,250
$1,000
$750
$500
$250
$0
2022
2023
2024
2025
2026
$8.9
$2.9
$952.8
$15.2
$5.9
$981.9
$6.6
$1.9
$1,027.6
$31.6
$6.9
$1,049.6
$34.8
$3.3
$1,206.7
PEO CAP
Other NEOs Avg CAP
Net Income

2026 Proxy Statement 87

Compensation Actually Paid and Adjusted Diluted Net EPS

The table below shows the relationship between the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group and the Company’s Adjusted Diluted Net EPS. Adjusted Diluted Net EPS is the Company Selected Measure because it is a performance measure in the Company’s Annual Incentive Plan. Note, compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s NEOs as a group is impacted by changes in stock price and other performance metrics in the Company’s Incentive Plans. Please see the "Compensation Discussion and Analysis" section in this Proxy Statement for a description of the Company’s Executive Compensation Philosophy and Strategy.

CAP versus Adjusted Diluted Net EPS
Millions
$40
$35
$30
$25
$20
$15
$10
$5
$-
$10.80
$9.60
$8.40
$7.20
$6.00
$4.80
$3.60
$2.40
$1.20
$-
$7.40
$8.00
$8.88
$9.55
$10.64
$8.9
$2.9
$15.2
$5.9
$6.6
$1.9
$31.6
$6.9
$34.8
$3.3
2022
2023
2024
2025
2026
PEO CAP
Other NEOs Avg CAP
Adjusted Diluted Net EPS

Pay versus Performance Tabular List

The table below lists our most important performance measures used to link “Compensation Actually Paid” for our NEOs to company performance, over the fiscal year ending May 31, 2026. These measures are among the measures used to determine the annual incentive and the PSU component of long-term incentive payouts for each of the NEOs.

For more information on annual incentives and actual payouts for each NEO, see “Annual Incentive Plan” beginning on page 56 of this Proxy Statement. For more information on the PSU component of the long-term incentives for each NEO, see “Long-Term Incentives” beginning on page 57 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Darden Adjusted Diluted Net EPS

Darden Same-Restaurant Sales Growth

Relative Total Shareholder Return

88 Darden Restaurants, Inc.

Audit Committee Report

The Audit Committee. As of the date of this Proxy Statement, the Audit Committee consists of five directors, each of whom is an independent director under our Corporate Governance Guidelines and as required by the NYSE listing standards and SEC regulations for audit committee membership. The Audit Committee acts under a written charter adopted by the Board, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee appoints our independent registered public accounting firm and, among other things, is primarily responsible for:

•
The integrity of our financial statements;
•
Our compliance with legal and regulatory requirements;
•
The qualifications and independence of our internal audit function and independent registered public accounting firm; and
•
The performance of our internal audit function and independent registered public accounting firm.

Management is responsible for our internal controls, for the financial reporting process, and for providing a report assessing the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an independent audit of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

Audit Committee Report. The Audit Committee has reviewed and discussed the audited consolidated financial statements with our management and discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the reviews and discussions with management and KPMG LLP described above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

Margaret Shân Atkins, Chair

Juliana L. Chugg

Daryl A. Kenningham

William S. Simon

Charles M. Sonsteby

2026 Proxy Statement 89

Independent Registered Public Accounting Firm Fees and Services

Fees

The following table sets forth the aggregate fees billed or estimated to be billed to us by KPMG LLP for fiscal 2026 and fiscal 2025:

	Fiscal 2026	Fiscal 2025
Audit Fees	$2,435,000	$2,777,500
Audit Related Fees	$—	$—
Tax Fees	$1,087,295	$1,369,153
All Other Fees	$4,000	$4,000
Total Fees	$3,526,295	$4,150,653

Audit Fees consisted of fees paid to KPMG LLP for the integrated audit of our annual consolidated financial statements included in the Annual Report on Form 10-K, review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by our accountants in connection with statutory and regulatory filings or engagements. Fiscal 2026 audit fees were lower than the prior year primarily due to the absence of fees associated with acquisitions and services related to comfort and bring-down letters incurred in fiscal 2025.

There were no Audit Related Fees in fiscal 2026 or fiscal 2025.

Tax Fees consisted of fees for income tax compliance and income tax compliance co-sourcing services. Fiscal 2026 tax fees were lower than the prior year primarily due to the absence of fees associated with acquisition-related tax services incurred in fiscal 2025.

All Other Fees consisted of fees other than the services reported above. The services provided in fiscal 2026 and fiscal 2025 both consisted of a subscription to KPMG LLP’s accounting research website.

Pre-Approval Policy

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•
In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;
•
The approvals of the Chair of the Audit Committee and the CFO are obtained prior to the retention; and
•
The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under the applicable rules of the SEC, PCAOB, and NYSE.

90 Darden Restaurants, Inc.

In addition, all non-audit services of more than $250,000 in a fiscal quarter must be pre-approved by the full Audit Committee. The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2026 and fiscal 2025, all of the services provided by KPMG LLP for the services described above related to Tax Fees and All Other Fees were pre-approved using the above procedures, and none were provided pursuant to any waiver of the pre-approval requirement.

2026 Proxy Statement 91

Questions and Answers about

the Meeting and Voting

Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials instead of printed proxy materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish such materials to our shareholders by providing access to these documents over the Internet. Accordingly, on August 10, 2026, we sent a Notice of Availability of Proxy Materials to our shareholders of record and beneficial owners. You have the ability to access the proxy materials on a website referred to in such Notice or request to receive a printed set of the proxy materials free of charge.

Who is entitled to vote?

Record holders of our common shares at the close of business on July 29, 2026 are entitled to one vote for each common share they own. On July 29, 2026, 113,541,756 shares of common stock were outstanding and eligible to vote. There is no cumulative voting.

How do I vote?

Before the meeting, if you are a shareholder of record, you may vote your shares in one of the following three ways:

By Internet, by going to the website shown on your proxy card or Notice of Availability of Proxy Materials and following the instructions for Internet voting set forth on such proxy card or Notice;

By Telephone, if you reside in the United States or Canada, at the number shown on your proxy card and following the instructions on such proxy card; or

By Mail, if you received or requested printed copies of the proxy materials, by completing, signing, dating, and returning the proxy card.

Shareholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. E.T. on September 22, 2026.

Please use only one of the three ways to vote. Please follow the directions on your proxy card or Notice of Availability of Proxy Materials carefully. The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

92 Darden Restaurants, Inc.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. You have two choices for each director nominee — FOR or WITHHOLD — and three choices for each other matter to be voted upon — FOR, AGAINST, or ABSTAIN.

If you are a shareholder of record and do not specify on your returned proxy card or through the Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of each of the nine director nominees set forth in this Proxy Statement; FOR advisory approval of our executive compensation; FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company’s 2027 fiscal year; and AGAINST proposal 4, a shareholder proposal requesting that the Board adopt a policy for review and disclosure of findings for directors receiving less than 80% support in an uncontested election (if such proposal is properly presented at the meeting).

What is a “broker non-vote,” and will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in a brokerage account in your bank or broker’s name (street name), the proxy materials or Notice of Availability of Proxy Materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. If you received a proxy card, those shares held in street name were not included in the total number of shares listed as owned by you on the proxy card. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting instructions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, if your bank or broker allows, submit voting instructions by telephone or the Internet.

A “broker non-vote” generally occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the NYSE rules applicable to its member brokers. Broker non-votes are not counted as votes cast on a proposal, but the shares represented at the meeting by an executed proxy to which such non-votes relate are counted as present for the limited purpose of determining a quorum at the Annual Meeting. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027 is considered a routine matter under current applicable rules, assuming that no shareholder contest arises as to this matter. As such, your brokerage firm will have the discretionary authority to vote shares on this matter for which you do not provide voting instructions. The election of directors and all other proposals to be voted on at the Annual Meeting are not considered to be routine matters.

Electronic voting will be possible during the meeting for anyone who wants to vote during the meeting. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote during the meeting.

How do you recommend that I vote on these items?

The Board recommends that you vote FOR the election of each of the nine director nominees set forth in this Proxy Statement; FOR advisory approval of our executive compensation; FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2027; and AGAINST proposal 4, a shareholder proposal requesting that the Board adopt a policy for review and disclosure of findings for directors receiving less than 80% support in an uncontested election (if such proposal is properly presented at the meeting).

2026 Proxy Statement 93

What if I change my mind after I vote?

You may change your vote or revoke your proxy at any time before the polls close at the meeting by:

•
Signing another proxy card with a later date and returning it to us prior to the meeting;
•
Voting again by Internet or telephone prior to the meeting as described on the proxy card; or
•
Voting again electronically during the meeting.

You also may revoke your proxy prior to the meeting without submitting a new vote by sending a written notice to our Corporate Secretary that you are withdrawing your vote.

What shares are included on my proxy card?

If you received a proxy card by mail, your proxy card includes shares held in your own name and shares held in any Darden plan, including the Employee Stock Purchase Plan. You may vote these shares by Internet, telephone, or mail, all as described on the proxy card and Notice of Availability of Proxy Materials.

How do I vote if I participate in the Darden Savings Plan?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan, and after-tax accounts, these shares have been added to your other holdings on your proxy card if you received a proxy card by mail. You may direct the trustee how to vote your Darden Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone, or mail, as described on the proxy card or Notice of Availability of Proxy Materials. If you do not submit timely voting instructions to the trustee on how to vote your shares, your Darden Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Darden Savings Plan accounts for which it did receive timely voting instructions.

What does it mean if I received more than one proxy card or Notice of Availability of Proxy Materials?

If you received more than one proxy card or Notice of Availability of Proxy Materials, it means you have multiple accounts with your brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, EQ Shareowner Services, toll free at (877) 602-7596.

Who may participate in the Annual Meeting?

The Annual Meeting is open to all holders of our common shares.

How to participate in the Annual Meeting online:

1. Visit www.virtualshareholdermeeting.com/DRI2026; and

2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on September 23, 2026. The meeting will begin promptly at 10:00 a.m. Eastern Time.

94 Darden Restaurants, Inc.

How to participate in the Annual Meeting without a 16-digit control number:	Visit www.virtualshareholdermeeting.com/DRI2026 and register as a guest. You will not be able to vote your shares or ask questions.
For help with technical difficulties:	Call (800) 586-1548 (U.S.) or (303) 562-9288 (international) for assistance.
Additional questions:	Email Investor Relations at investor@darden.com or call (407) 245-5959.

Will the Company respond to shareholder questions during the Annual Meeting?

We currently anticipate taking questions from shareholders during the Annual Meeting through the virtual meeting website, although we may impose certain procedural requirements such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding common shares as of the record date must be present by participating through the internet or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you are participating as a shareholder and vote electronically during the meeting or if you have properly returned a proxy by Internet, telephone, or mail. Abstentions and “broker non-votes” also will be counted for purposes of establishing a quorum, as explained above under the question “How do I vote?”

How many votes are required to approve each proposal?

Proposal 1: In an uncontested election, the nine director nominees shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “WITHHOLD” relating to that director’s election as described under the caption “PROPOSAL 1 — ELECTION OF NINE DIRECTORS FROM THE NAMED DIRECTOR NOMINEES.” Failing to vote for all or some of the director nominees will have no effect on the election of directors. Broker non-votes will also have no effect on this proposal. However, under our Bylaws, if a director nominee in an uncontested election does not receive at least a majority of the votes cast for the election of directors at any meeting at which a quorum is present, the director must promptly tender his or her resignation to the Board and remain a director until the Board appoints an individual to fill the office held by such director, as more particularly described under the heading “Corporate Governance and Board Administration — Director Election Governance Practices.”

Proposal 2: This advisory vote as described under the caption “PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION” is non-binding, but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2027 described under the caption “PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

2026 Proxy Statement 95

Proposal 4: The ratification of the shareholder proposal described under the caption “PROPOSAL 4 – Shareholder Proposal Requesting the Company's Board of Directors to Adopt a Policy for Review and Disclosure of Findings for Directors Receiving Less Than 80% Support in AN Uncontested Election” requires, under Florida law, the majority of the votes cast to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the proposal.

How will voting on “any other business” be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Where do I find the voting results of the meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file within four business days after the date our 2026 Annual Meeting of Shareholders ends.

How do I submit a shareholder proposal, nominate directors, or recommend director nominees, or submit other business for next year’s annual meeting?

If you wish to submit a proposal for inclusion in our Proxy Statement for our 2027 Annual Meeting, the proposal must comply with applicable requirements or conditions established by the SEC, including Rule 14a-8 under the Exchange Act, and must be received by our Corporate Secretary at our principal office no later than the close of business on Monday, April 12, 2027. Please address your proposal to: Lindsay L. Koren, Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary, Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida 32837.

Under our Bylaws (which are subject to amendment at any time), if you wish to nominate a director at our 2027 Annual Meeting and such nomination will not be included in the proxy statement for that meeting, or you wish to bring other business before the shareholders at our 2027 Annual Meeting, you must:

•
Notify our Corporate Secretary in writing on or before Wednesday, May 26, 2027; and
•
Include in your notice the specific information required by our Bylaws and otherwise comply with the requirements of our Bylaws and applicable law.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Our Bylaws also provide a proxy access right to permit a shareholder, or a group of not more than 20 shareholders, owning continuously for at least 3 years shares of our Company representing an aggregate of at least 3 percent of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 25 percent of the number of the directors in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. If you wish to exercise your proxy access right to nominate a director(s), you must:

•
Notify our Corporate Secretary in writing on or before Monday, April 26, 2027; and

96 Darden Restaurants, Inc.

•
Include in your notice the specific information required by our Bylaws and otherwise comply with the requirements of our Bylaws and applicable law.

In addition to satisfying the provisions in our Bylaws relating to director nominees, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than July 26, 2027.

If you would like a copy of our Bylaws, we will send you one without charge on request. A copy of our Bylaws also is available at www.darden.com.

If you wish to recommend a nominee for director, you should comply with the procedures provided in our Director Nomination Protocol available at www.darden.com as Appendix A to our Nominating and Governance Committee charter and discussed under the heading “Meetings of the Board of Directors and Its Committees — Board of Directors — Director Candidates Recommended by Shareholders” above.

2026 Proxy Statement 97

Other Business

As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the 2026 Annual Meeting other than those discussed in this Proxy Statement. If any other matters requiring a vote of the shareholders are properly brought before the Annual Meeting, the persons appointed as proxyholders under the proxies solicited by the Board will vote such proxies in accordance with their best judgment, to the extent permitted under applicable law.

Solicitation of Proxies

We pay the costs of proxy solicitation, including the costs for mailing the Notice of Availability of Proxy Materials and preparing this Proxy Statement. We have engaged Okapi Partners (Okapi) to assist us in soliciting proxies from our shareholders for a fee of approximately $17,500 plus reimbursement of out-of-pocket expenses. In addition to Okapi, our directors, officers, and regular employees may, without additional compensation, solicit proxies personally or by telephone or other electronic communications. We will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Householding of Materials for Annual Meeting of Shareholders

SEC rules allow us to deliver a single copy of proxy statements, annual reports, prospectuses, and information statements or Notice of Availability of Proxy Materials to any address shared by two or more of our shareholders. This method of delivery is called “householding” and can significantly reduce our printing and mailing costs and reduce the volume of mail you receive. Accordingly, we are delivering only one Notice of Availability of Proxy Materials or (if paper copies are requested) one Proxy Statement and 2026 Annual Report on Form 10-K to multiple shareholders sharing an address, unless we received instructions to the contrary from one of more of the shareholders. If you would like to receive more than one copy of the Notice of Availability of Proxy Materials or Proxy Statement and our 2026 Annual Report on Form 10-K, we will promptly send you additional copies upon written or oral request directed to Broadridge Financial Services at toll free (800) 579-1639, or at www.proxyvote.com. The same phone number and website address may be used to notify us that you prefer to receive your own copy of proxy and other materials in the future or to request future delivery of a single copy of proxy or other materials. If your shares are held in street name, you may request information about householding from your bank or broker.

98 Darden Restaurants, Inc.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common shares to file with the SEC and NYSE reports of ownership and changes in ownership of our common shares. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2026 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors and executive officers were timely satisfied during fiscal 2026, except that Ms. Williamson's Form 4 filed on July 29, 2025 was filed late due to an administrative oversight by the Company's stock plan administrator and Mr. Wilkerson's Form 4 filed on July 30, 2025 was filed late due to a technical filing system error.

2026 Proxy Statement 99

Availability of Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. For fiscal 2026, the Company is fulfilling this requirement by delivering the Company’s Annual Report on Form 10-K. You may obtain without charge the Company’s 2026 Annual Report on Form 10-K or any other corporate governance documents referred to in this Proxy Statement by writing to the Corporate Secretary of the Company at 1000 Darden Center Drive, Orlando, Florida 32837. These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.darden.com.

The Annual Report on Form 10-K is not to be regarded as soliciting material, and our management does not intend to ask, suggest, or solicit any action from the shareholders with respect to the Annual Report on Form 10-K.

The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 23, 2026: The Proxy Statement and our 2026 Annual Report on Form 10-K are available without charge to shareholders upon written or oral request directed to Okapi by calling (212) 297-0720, toll-free by calling (877) 869-0171, or by email at info@okapipartners.com.

100 Darden Restaurants, Inc.

Your Vote is Important!

Please vote by telephone or the Internet or promptly mark, sign, date, and return your proxy card if you received a proxy card by mail.

BY ORDER OF THE

BOARD OF DIRECTORS

Lindsay L. Koren

Senior Vice President, General Counsel,

Chief Compliance Officer, and Corporate Secretary

August 10, 2026

2026 Proxy Statement 101

Appendix A — Glossary of Terms

•
2002 Plan. The Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended, which provides for the grant of stock options, SARs, restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors, and non-employee directors.
•
2015 Plan. The Darden Restaurants, Inc. Amended & Restated 2015 Omnibus Incentive Plan adopted by the Board in June 2024 and approved by shareholders at the 2024 Annual Meeting and the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan adopted by the Board in July 2015 and approved by shareholders at the 2015 Annual Meeting, collectively and as applicable.
•
Annual Meeting. The 2026 Annual Meeting of Shareholders to be held on September 23, 2026.
•
CEO. Our Chief Executive Officer.
•
CFO. Our Chief Financial Officer.
•
Compensation Committee or Committee (when used in the Compensation Discussion and Analysis or Executive Compensation sections). The Compensation Committee of your Board of Directors.
•
Company. Darden Restaurants, Inc.
•
Exchange Act. The Securities Exchange Act of 1934, as amended.
•
Executive Officers. The most senior executives of the Company designated as our “executive officers” in our most recent Form 10-K and other securities filings.
•
NEO. Named Executive Officer. Our officers who are named in the Summary Compensation Table, as required by SEC rules.
•
NYSE. The New York Stock Exchange.
•
PCAOB. Public Company Accounting Oversight Board.
•
PSUs. Performance Stock Units granted under our 2002 Plan or 2015 Plan.
•
S&P 500. A value weighted index of the prices of the common stock of 500 large companies, whose stock trades on either the NYSE or the NASDAQ.
•
SARs. Stock appreciation rights.
•
SEC. Securities and Exchange Commission.

2025 Proxy Statement A-1

SCAN TO VIEW MATERIALS & VOTE DARDEN DARDEN RESTAURANTS, INC. 1000 DARDEN CENTER DRIVE ORLANDO, FL 32837 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on September 22, 2026 for shares held directly and by 11:59 p.m. EDT on September 20, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DRI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on September 22, 2026 for shares held directly and by 11:59 p.m. EDT on September 20, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Darden Restaurants, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS: T02643-P55244 KEEO THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DARDEN RESTAURANTS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote "FOR ALL" on proposal 1. 1.To elect a full Board of nine directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nine director nominees are as follows: Nominees: 01) Margaret Shan Atkins 02) Ricardo Cardenas 03) Juliana L. Chugg 04) James P. Fogarty 05) Cynthia T. Jamison 06) Daryl A. Kenningham 07) William S. Simon 08) Charles M. Sonsteby 09) Timothy J. Wilmott For Against Ab

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on September 23, 2026: The accompanying Proxy Statement and our 2026 Annual Report on Form 10-K are available at www.darden.com. In addition, you may access these materials at www.proxyvote.com. T02644-P55244 DARDEN RESTAURANTS, INC. Annual Meeting of Shareholders September 23, 2026, 10:00 AM (EDT) This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 23, 2026. The undersigned hereby appoints Lindsay L. Koren, Rajesh Vennam, and A. Noni Holmes - Kidd, and each of them, as proxies, with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2026 Annual Meeting of Shareholders of Darden Restaurants, Inc. via the Internet and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting. If no choice is specified, the proxy will be voted "FOR" proposals 1, 2, and 3, and "AGAINST" proposal 4. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE